                                                                     EXHIBIT 2.1



                                                                [Execution Copy]



                      AGREEMENT AND PLAN OF REORGANIZATION

                                  BY AND AMONG

                       ECLIPSE SURGICAL TECHNOLOGIES, INC.

                           RW ACQUISITION CORPORATION

                                       AND

                            CARDIOGENESIS CORPORATION



                          DATED AS OF OCTOBER 21, 1998

                                TABLE OF CONTENTS

                                                                                              PAGE
                                                                                              ----
ARTICLE I THE MERGER.............................................................................2
        1.1    The Merger........................................................................2
        1.2    Effective Time; Closing...........................................................2
        1.3    Effect of the Merger..............................................................2
        1.4    Certificate of Incorporation; Bylaws..............................................2
        1.5    Directors and Officers............................................................3
        1.6    Effect on Capital Stock...........................................................3
        1.7    Surrender of Certificates.........................................................4
        1.8    No Further Ownership Rights in the Company Common Stock...........................5
        1.9    Lost, Stolen or Destroyed Certificates............................................6
        1.10   Tax and Accounting Consequences...................................................6
        1.11   Taking of Necessary Action; Further Action........................................6

ARTICLE II REPRESENTATIONS AND WARRANTIES OF THE COMPANY.........................................6
        2.1    Organization of the Company.......................................................7
        2.2    Company Capital Structure.........................................................7
        2.3    Obligations With Respect to Capital Stock.........................................8
        2.4    Authority.........................................................................8
        2.5    Company SEC Filings; Company Financial Statements.................................9
        2.6    Absence of Certain Changes or Events.............................................10
        2.7    Tax..............................................................................11
        2.8    Intellectual Property............................................................13
        2.9    Compliance; Permits; Restrictions................................................14
        2.10   Litigation.......................................................................15
        2.11   Brokers' and Finders' Fees.......................................................15
        2.12   Employee Benefit Plans and Employment Matters....................................15
        2.13   Absence of Liens and Encumbrances................................................19
        2.14   Environmental Matters............................................................19
        2.15   Labor Matters....................................................................20
        2.16   Agreements, Contracts and Commitments............................................20
        2.17   Pooling of Interests.............................................................21
        2.18   Change of Control Payments.......................................................21
        2.19   Registration Statement; Proxy Statement/Prospectus...............................21
        2.20   Board Approval...................................................................22
        2.21   Fairness Opinion.................................................................22
        2.22   Section 203 of the Delaware General Corporation Law Not Applicable...............22

ARTICLE III REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB.............................22
        3.1    Organization of Parent...........................................................23
        3.2    Parent and Merger Sub Capital Structure..........................................23
        3.3    Obligations With Respect to Capital Stock........................................24
        3.4    Authority........................................................................24

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
                                                                                              ----
        3.5    Parent SEC Filings; Parent Financial Statements..................................26
        3.6    Absence of Certain Changes or Events.............................................26
        3.7    Tax..............................................................................27
        3.8    Intellectual Property............................................................28
        3.9    Compliance; Permits; Restrictions................................................29
        3.10   Litigation.......................................................................31
        3.11   Brokers' and Finders' Fees.......................................................31
        3.12   Employee Benefit Plans and Employment Matters....................................31
        3.13   Absence of Liens and Encumbrances................................................34
        3.14   Environmental Matters............................................................34
        3.15   Labor Matters....................................................................35
        3.16   Agreements, Contracts and Commitments............................................35
        3.17   Pooling of Interests.............................................................36
        3.18   Change of Control Payments.......................................................36
        3.19   Registration Statement; Proxy Statement/Prospectus...............................36
        3.20   Board Approval...................................................................37
        3.21   Fairness Opinion.  ..............................................................37

ARTICLE IV CONDUCT PRIOR TO THE EFFECTIVE TIME..................................................37
        4.1    Conduct of Business..............................................................37

ARTICLE V ADDITIONAL AGREEMENTS.................................................................39
        5.1    Proxy Statement/Prospectus; Registration Statement; Other Filings; Board
               Recommendations..................................................................39
        5.2    Meetings of Stockholders and Shareholders........................................40
        5.3    Confidentiality..................................................................41
        5.4    No Solicitation..................................................................41
        5.5    Public Disclosure................................................................44
        5.6    Legal Requirements...............................................................44
        5.7    Third Party Consents.............................................................45
        5.8    FIRPTA...........................................................................45
        5.9    Notification of Certain Matters..................................................45
        5.10   Best Efforts and Further Assurances..............................................45
        5.11   Stock Options and Employee Benefits..............................................45
        5.12   Form S-8.........................................................................46
        5.13   Indemnification and Insurance....................................................46
        5.14   Nasdaq Listing...................................................................47
        5.15   Parent Affiliate Agreement.......................................................47
        5.16   Company Affiliate Agreement......................................................47
        5.17   Board of Directors and Certain Officers of the Combined Company..................47

                                TABLE OF CONTENTS
                                   (CONTINUED)

                                                                                              PAGE
                                                                                              ----
ARTICLE VI CONDITIONS TO THE MERGER.............................................................48
               6.1    Conditions to Obligations of Each Party to Effect the Merger..............48
               6.2    Additional Conditions to Obligations of the Company.......................49
               6.3    Additional Conditions to the Obligations of Parent and Merger Sub.........49

ARTICLE VII TERMINATION, AMENDMENT AND WAIVER...................................................50
               7.1    Termination...............................................................50
               7.2    Notice of Termination; Effect of Termination..............................51
               7.3    Fees and Expenses.........................................................52
               7.4    Amendment.................................................................53
               7.5    Extension; Waiver.........................................................53

ARTICLE VIII GENERAL PROVISIONS.................................................................54
               8.1    Non-Survival of Representations, Warranties and Covenants.................54
               8.2    Notices...................................................................54
               8.3    Interpretation............................................................55
               8.4    Counterparts..............................................................55
               8.5    Entire Agreement; Third Party Beneficiaries...............................55
               8.6    Severability..............................................................55
               8.7    Other Remedies; Specific Performance......................................55
               8.8    Governing Law.............................................................56
               8.9    Rules of Construction.....................................................56
               8.10   Assignment................................................................56
               8.11   Definition of "Knowledge".................................................56

                                INDEX OF EXHIBITS


Exhibit A             Form of Company Voting Agreement

Exhibit B             Form of Parent Voting Agreement

Exhibit C             Certificate of Merger

Exhibit D             Form of Parent Affiliate Agreement

Exhibit E             Form of Company Affiliate Agreement

                      AGREEMENT AND PLAN OF REORGANIZATION


        This AGREEMENT AND PLAN OF REORGANIZATION is made and entered into as of October 21, 1998 among Eclipse Surgical Technologies, Inc., a California corporation ("PARENT"), RW Acquisition Corporation, a Delaware corporation and a wholly-owned subsidiary of Parent ("MERGER SUB"), and Cardiogenesis Corporation, a Delaware corporation ("the COMPANY").


                                    RECITALS

        A. Upon the terms and subject to the conditions of this Agreement (as defined in Section 1.2) and in accordance with the Delaware General Corporation Law ("DELAWARE LAW"), Parent, Merger Sub and the Company intend to enter into a business combination transaction.

        B. Immediately upon the Effective Time (as defined in Section 1.2) of the Merger (as defined herein), the Board of Directors of Parent (as the combined company resulting from such business combination transaction) will consist of seven (7) members, with designees of the Company, as set forth herein, to hold three (3) of such seats and designees of Parent, as set forth herein, to hold four (4) of such seats. It is also contemplated that the senior management of the combined company will, as set forth herein, consist of senior management from both the Company and Parent.

        C. The Board of Directors of the Company (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of the Company and fair to, and in the best interests of, the Company and its stockholders, (ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the stockholders of the Company adopt and approve this Agreement and approve the Merger.

        D. The Board of Directors of Parent (i) has determined that the Merger is consistent with and in furtherance of the long-term business strategy of Parent and fair to, and in the best interests of, Parent and its shareholders,
(ii) has approved this Agreement, the Merger and the other transactions contemplated by this Agreement and (iii) has determined to recommend that the shareholders of Parent vote to approve the issuance of shares of Parent Common Stock (as defined herein) to the stockholders of the Company pursuant to the terms of the Merger.

        E. Concurrently with the execution of this Agreement, and as a condition and inducement to Parent's willingness to enter into this Agreement, certain affiliates of the Company are entering into Voting Agreements in substantially the form attached hereto as Exhibit A (the "COMPANY VOTING AGREEMENTS"). In addition, concurrently with the execution of this Agreement and as a condition and inducement to the Company's willingness to enter into this Agreement, certain affiliates of Parent are entering into Voting Agreements in substantially the form attached hereto as Exhibit B (the "PARENT VOTING AGREEMENTS").

        F. The parties intend, by executing this Agreement, to adopt a plan of reorganization within the meaning of Section 368 of the Internal Revenue Code of 1986, as amended (the "CODE").

        G. It is also intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

        NOW, THEREFORE, in consideration of the covenants, promises and representations set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:


                                    ARTICLE I
                                   THE MERGER

        1.1 The Merger. At the Effective Time (as defined in Section 1.2) and subject to and upon the terms and conditions of this Agreement and the applicable provisions of Delaware Law, Merger Sub shall be merged with and into the Company (the "Merger"), the separate corporate existence of Merger Sub shall cease and the Company shall continue as the surviving corporation. The Company as the surviving corporation after the Merger is hereinafter sometimes referred to as the "SURVIVING CORPORATION."

        1.2 Effective Time; Closing. Subject to the provisions of this Agreement, the parties hereto shall cause the Merger to be consummated by filing a Certificate of Merger, substantially in the form of Exhibit C hereto (the "CERTIFICATE OF MERGER"), with the Secretary of State of the State of Delaware in accordance with the relevant provisions of Delaware Law (the time of such filing (or such later time as may be agreed in writing by the parties and specified in the Certificate of Merger) being the "EFFECTIVE TIME") as soon as practicable on or after the Closing Date (as defined herein). Unless the context otherwise requires, the term "AGREEMENT" as used herein refers collectively to this Agreement and Plan of Reorganization and the Certificate of Merger. The closing of the Merger (the "CLOSING") shall take place at the offices of Wilson Sonsini Goodrich & Rosati, Professional Corporation, at a time and date to be specified by the parties, which shall be no later than the second business day after the satisfaction or waiver of the conditions set forth in Article VI, or at such other time, date and location as the parties hereto agree in writing (the "CLOSING DATE").

        1.3 Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement and the applicable provisions of Delaware Law. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time all the property, rights, privileges, powers and franchises of the Company and Merger Sub shall vest in the Surviving Corporation, and all debts, liabilities and duties of the Company and Merger Sub shall become the debts, liabilities and duties of the Surviving Corporation.

        1.4 Certificate of Incorporation; Bylaws.

               (a) At the Effective Time, the Certificate of Incorporation of Merger Sub, as in effect immediately prior to the Effective Time, shall be the Certificate of Incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation of the Surviving Corporation; provided, however, that Article I of the Certificate of Incorporation shall be amended to read as follows: "The name of the corporation is CardioGenesis Corporation."

               (b) The Bylaws of Merger Sub, as in effect immediately prior to the Effective Time, shall be, at the Effective Time, the Bylaws of the Surviving Corporation until thereafter amended.

        1.5 Directors and Officers. Upon the Effective Time, the Board of Directors of Parent shall be Douglas Murphy-Chutorian, Robert L. Mortensen, Iain
M. Watson, Alan L. Kaganov, Allen W. Hill, Jack M. Gill and Robert C. Strauss and the officers of the Parent shall include Douglas Murphy-Churtorian as Chairman of the Board of Directors, Allen W. Hill as Chief Executive Officer and Richard P. Powers as Executive Vice President of Finance and Administration and Chief Financial Officer and Secretary, each such director and officer to serve until his respective successor is duly elected or appointed and qualified. In addition, at the Effective Time, the Board of Directors of the Surviving Corporation shall consist of each of the directors of Parent and the officers of Surviving Corporation shall include each of the officers of Parent all as identified in the previous sentence, each such director and officer to serve until his respective successor is duly elected or appointed and qualified.

        1.6 Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Merger Sub, the Company or the holders of any of the following securities:

               (a) Conversion of Company Common Stock. Each share of Common Stock, $0.001 par value per share, of the Company (the "COMPANY COMMON STOCK") issued and outstanding immediately prior to the Effective Time, (other than any shares of the Company Common Stock to be canceled pursuant to Section 1.6(b)) will be canceled and extinguished and automatically converted (subject to Sections 1.6(e) and (f)) into the right to receive 0.80 (the "EXCHANGE RATIO") of a share of Common Stock, no par value, of Parent (the "PARENT COMMON STOCK") upon surrender of the certificate representing such share of the Company Common Stock in the manner provided in Section 1.7 (or in the case of a lost, stolen or destroyed certificate, upon delivery of an affidavit (and bond, if required) in the manner provided in Section 1.9). If any shares of the Company Common Stock outstanding immediately prior to the Effective Time are unvested or are subject to a repurchase option, risk of forfeiture or other condition under any applicable restricted stock purchase agreement or other agreement with the Company, then the shares of Parent Common Stock issued in exchange for such shares of Company Common Stock will also be unvested and subject to the same repurchase option, risk of forfeiture or other condition, and the certificates representing such shares of Parent Common Stock may accordingly be marked with appropriate legends. The Company shall take all action that may be necessary to ensure that, from and after the Effective Time, Parent is entitled to exercise any such repurchase option or other right set forth in any such restricted stock purchase agreement or other agreement.

               (b) Cancellation of Parent-Owned Stock. Each share of the Company Common Stock held by the Company or owned by Merger Sub, Parent or any direct or indirect wholly-owned subsidiary of the Company or of Parent immediately prior to the Effective Time shall be canceled and extinguished without any conversion thereof.

               (c) Stock Options; Employee Stock Purchase Plans. At the Effective Time, all options to purchase the Company Common Stock then outstanding under the Company's 1993 Equity Incentive Plan (the "1993 PLAN"), the Company's 1996 Equity Incentive Plan (the "1996 PLAN") and the Company's 1996 Directors Stock Option Plan (the "DIRECTORS PLAN" and together with the 1993 Plan and the 1996 Plan, the "COMPANY STOCK OPTION PLANS") shall be assumed by Parent in accordance with Section 5.11 hereof. Options outstanding under the Company's 1996 Employee Stock Purchase Plan (the "COMPANY PURCHASE PLAN") shall be treated as set forth in Section 5.11.

               (d) Capital Stock of Merger Sub. Each share of Common Stock, $0.001 par value, of Merger Sub (the "MERGER SUB COMMON STOCK") issued and outstanding immediately prior to the Effective Time shall be converted into one validly issued, fully paid and nonassessable share of Common Stock, $0.001 par value, of the Surviving Corporation. Each certificate evidencing ownership of shares of Merger Sub Common Stock shall continue to evidence ownership of such shares of capital stock of the Surviving Corporation.

               (e) Adjustments to Exchange Ratio. The Exchange Ratio shall be adjusted (such adjustment to be subject to the consent of the Company, which shall not be unreasonably withheld) to reflect appropriately the effect of any stock split, reverse stock split, stock dividend (including any dividend or distribution of securities convertible into Parent Common Stock or Company Common Stock), reorganization, recapitalization or other like change with respect to Parent Common Stock or Company Common Stock occurring on or after the date hereof and prior to the Effective Time.

               (f) Fractional Shares. No fraction of a share of Parent Common Stock will be issued by virtue of the Merger, but in lieu thereof each holder of shares of Company Common Stock who would otherwise be entitled to a fraction of a share of Parent Common Stock (after aggregating all fractional shares of Parent Common Stock to be received by such holder) shall receive from Parent an amount of cash (rounded to the nearest whole cent) equal to the product of (i) such fraction, multiplied by (ii) the closing price of one share of Parent Common Stock on the trading day immediately prior to the Effective Time, as reported on the Nasdaq National Market System ("NASDAQ").

        1.7 Surrender of Certificates.

               (a) Exchange Agent. Parent shall select an institution reasonably satisfactory to the Company to act as the exchange agent (the "EXCHANGE AGENT") in the Merger.

               (b) Parent to Provide Common Stock. Promptly after the Effective Time, Parent shall make available to the Exchange Agent, for exchange in accordance with this Article I, certificates representing the shares of Parent Common Stock issuable pursuant to Section 1.6 in exchange for outstanding shares of Company Common Stock, and cash in an amount sufficient for payment in lieu of fractional shares pursuant to Section 1.6(f).

               (c) Exchange Procedures. Promptly after the Effective Time, Parent shall cause the Exchange Agent to mail to each holder of record (as of the Effective Time) of a certificate or certificates (the "CERTIFICATES") which immediately prior to the Effective Time represented outstanding shares of Company Common Stock whose shares were converted into the right to receive shares of Parent Common Stock pursuant to Section 1.6 and cash in lieu of any fractional shares pursuant to Section 1.6(f), (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in such form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for certificates representing shares of Parent Common Stock and cash in lieu of any fractional shares pursuant to Section 1.6(f). Upon surrender of Certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly completed and validly executed in accordance with the instructions thereto, the holders of such Certificates shall be entitled to receive in exchange therefor certificates representing the number of whole shares of Parent Common Stock and payment in lieu of fractional shares which such holders have the right to receive pursuant to Section 1.6(f) and the Certificates so surrendered shall forthwith be canceled. Until so surrendered, outstanding Certificates will be deemed from and after the Effective Time, for all corporate purposes to evidence only the ownership of the number of full shares of Parent Common Stock into which such shares of Company Common Stock shall have been so converted and the right to receive an amount in cash in lieu of the issuance of any fractional shares in accordance with Section 1.6(f).

               (d) Distributions With Respect to Unexchanged Shares. No dividends or other distributions declared or made after the date of this Agreement with respect to Parent Common Stock with a record date after the Effective Time will be paid to the holders of any unsurrendered Certificates with respect to the shares of Parent Common Stock represented thereby until the holders of record of such Certificates shall surrender such Certificates. Following surrender of any such Certificates, the Exchange Agent shall deliver to the record holders thereof, without interest, certificates representing whole shares of Parent Common Stock issued in exchange therefor along with payment in lieu of fractional shares pursuant to Section 1.6(f) hereof and, subject to applicable law, the amount of any such dividends or other distributions with a record date after the Effective Time payable with respect to such whole shares of Parent Common Stock.

               (e) Transfers of Ownership. If certificates for shares of Parent Common Stock are to be issued in a name other than that in which the Certificates surrendered in exchange therefor are registered, it will be a condition of the issuance thereof that the Certificates so surrendered will be properly endorsed and otherwise in proper form for transfer and that the persons requesting such exchange will have paid to Parent or any agent designated by it any transfer or other taxes required by reason of the issuance of certificates for shares of Parent Common Stock in any name other than that of the registered holder of the Certificates surrendered, or established to the satisfaction of Parent or any agent designated by it that such tax has been paid or is not payable.

               (f) No Liability. Notwithstanding anything to the contrary in this Section 1.7, neither the Exchange Agent, Parent, the Surviving Corporation nor any party hereto shall be liable to a holder of shares of Parent Common Stock or Company Common Stock for any amount properly paid to a public official pursuant to any applicable abandoned property, escheat or similar law.

        1.8 No Further Ownership Rights in the Company Common Stock. All shares of Parent Common Stock issued upon the surrender for exchange of shares of the Company Common Stock in accordance with the terms hereof (together with any cash paid in respect thereof pursuant to Section 1.6(f) and 1.7(d)) shall be deemed to have been issued in full satisfaction of all rights pertaining to such shares of Company Common Stock, and there shall be no further registration of transfers on the records of the Surviving Corporation of shares of Company Common Stock which were outstanding immediately prior to the

Effective Time. If after the Effective Time Certificates are presented to the Surviving Corporation for any reason, they shall be canceled and exchanged as provided in this Article I.

        1.9 Lost, Stolen or Destroyed Certificates. In the event any Certificates shall have been lost, stolen or destroyed, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificates, upon the making of an affidavit of that fact by the holder thereof, such shares of Parent Common Stock, cash for fractional shares, if any, as may be required pursuant to
Section 1.6(f) and any dividends or distributions payable pursuant to Section 1.7(d); provided, however, that Parent may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen or destroyed Certificates to deliver a bond in such sum as it may reasonably direct as indemnity against any claim that may be made against Parent, the Surviving Corporation or the Exchange Agent with respect to the Certificates alleged to have been lost, stolen or destroyed.

        1.10 Tax and Accounting Consequences.

               (a) It is intended by the parties hereto that the Merger shall constitute a reorganization within the meaning of Section 368 of the Code. The parties hereto adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

               (b) It is intended by the parties hereto that the Merger shall qualify for accounting treatment as a pooling of interests.

        1.11 Taking of Necessary Action; Further Action. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the officers and directors of the Company and Merger Sub will take all such lawful and necessary action, so long as such action is consistent with this Agreement.


                                   ARTICLE II
                  REPRESENTATIONS AND WARRANTIES OF THE COMPANY

        The Company represents and warrants to Parent and Merger Sub, subject to the exceptions specifically disclosed in writing and referencing a specific representation in the disclosure letter supplied by the Company to Parent dated as of the date hereof and certified by a duly authorized officer of the Company (the "COMPANY SCHEDULES"), as follows:

        2.1 Organization of the Company.

               (a) The Company and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined herein) on the Company.

               (b) The Company has delivered to Parent a true and complete list of all of the Company's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and listing the shareholders of each such subsidiary and the number of shares held by each such shareholder.

               (c) The Company has delivered or made available to Parent a true and correct copy of the Certificate of Incorporation and Bylaws of the Company and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither the Company nor any of its subsidiaries is in violation of any of the provisions of its Certificate of Incorporation or Bylaws or equivalent governing instruments.

               (d) When used in connection with the Company, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of the Company and its subsidiaries taken as a whole except for those changes, events and effects that are directly caused by (i) conditions affecting the United States economy as a whole, or (ii) conditions affecting the medical device industry as a whole, which conditions (in the case of clause (i) or (ii)) do not affect the Company in a disproportionate manner) or (iii) conditions that in the good faith judgment of the Company's Board of Directors result principally from the execution or delivery of this Agreement or the announcement of the pendency of the Merger.

        2.2 Company Capital Structure.

               (a) The authorized capital stock of the Company consists of 40,000,000 shares of Common Stock, $0.001 par value per share, of which there were 12,281,076 shares issued and outstanding as of the date of this Agreement and 2,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are issued or outstanding as of the date of this Agreement. All outstanding shares of Company Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Certificate of Incorporation or Bylaws of the Company or any agreement or document to which the Company is a party or by which it is bound.

               (b) As of the date of this Agreement, 2,497,023 shares of Company Common Stock are reserved for future issuance under the Company Stock Option Plans and 168,689 shares of Company Common Stock are reserved for future issuance under the Company Purchase Plan. (Stock options granted by the Company pursuant to the Company Stock Option Plans are referred to in this Agreement as "COMPANY STOCK OPTIONS"). Section 2.2(b) of the Company Schedules sets forth the following information with respect to each Company Stock Option outstanding as of the date of this Agreement: (i) the name of the optionee; (ii) the particular plan pursuant to which such Company Stock Option was granted; (iii) the number of shares of Company Common Stock subject to such Company Stock Option; (iv) the exercise price of such Company Stock Option; (v) the date on which such Company Stock Option was granted; and (vi) the date on which such Company Stock Option expires. The Company has made available to Parent accurate and complete copies of the Company

Stock Option Plans and the forms of all agreements evidencing the Company Stock Options. All shares of Company Common Stock subject to issuance as aforesaid, upon issuance on the terms and conditions specified in the instruments pursuant to which they are issuable, would be duly authorized, validly issued, fully paid and nonassessable. Except as set forth in Section 2.2(b)(i) of the Company Schedules, there are no commitments or agreements of any character to which the Company is bound obligating the Company to accelerate the vesting of any Company Stock Option as a result of the Merger.

        2.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 2.2, there are no equity securities, partnership interests or similar ownership interests of any class of the Company, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities the Company owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of the Company, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 2.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which the Company or any of its subsidiaries is a party or by which it is bound obligating the Company or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of the Company or any of its subsidiaries or obligating the Company or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of the Company, as of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings (except for the Company Voting Agreements) with respect to any equity security of any class of the Company or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

        2.4 Authority.

               (a) The Company has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Company, subject only to the approval and adoption of this Agreement and the approval of the Merger by the Company's stockholders and the filing of the Certificate of Merger pursuant to Delaware Law. A vote of the holders of a majority of the outstanding shares of Company Common Stock is required for the Company's stockholders to approve and adopt this Agreement and approve the Merger. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and, if applicable, Merger Sub, constitutes a valid and binding obligation of the Company, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by the Company does not, and the performance of this Agreement by the Company will not, (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company or the equivalent organizational documents of any of its subsidiaries, (ii) subject to obtaining the approval and adoption of this Agreement and the approval of the Merger by the Company's stockholders as contemplated in Section 5.2 and compliance with the requirements set forth in Section 2.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which its or any of their respective properties is bound or affected, or (iii) assuming the receipt of all material consents, waivers and approvals referred to in the last sentence of this Section 2.4(a), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair the Company's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of the Company or any of its subsidiaries pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties are bound or affected. The Company Schedules list all material consents, waivers and approvals under any of the Company's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with any court, administrative agency or commission or other governmental authority or instrumentality, foreign or domestic ("GOVERNMENTAL ENTITY"), is required by or with respect to the Company in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware, (ii) the filing of the Proxy Statement (as defined in Section 2.19) with the Securities and Exchange Commission ("SEC") in accordance with the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), (iii) such consents, approvals, orders, authorizations, registrations, declarations and filings (if any) as may be required under applicable federal and state securities laws and the securities or antitrust laws of any foreign country, and (iv) such other consents, authorizations, filings, approvals and registrations (if any) which if not obtained or made would not be material to the Company or Parent or have a material adverse effect on the ability of the parties to consummate the Merger.

        2.5 Company SEC Filings; Company Financial Statements.

               (a) The Company has filed all forms, reports and documents required to be filed with the SEC since May 21, 1996, and has made available to Parent such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that the Company may file subsequent to the date hereof) are referred to herein as the "COMPANY SEC REPORTS." As of their respective dates, the Company SEC Reports (i) were prepared in all material respects with the requirements of the Securities Act of 1933, as amended (the "SECURITIES ACT"), or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Company SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of the Company's subsidiaries is required to file any forms, reports or other documents with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in the Company SEC Reports (the "COMPANY FINANCIALS"), including any Company SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of the Company and its subsidiaries as at the respective dates thereof and the consolidated results of the Company's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of the Company contained in the Company SEC Reports as of June 30, 1998 is hereinafter referred to as the "COMPANY BALANCE SHEET." Except as disclosed in the Company Financials, since the date of the Company Balance Sheet neither the Company nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of the Company and its subsidiaries taken as a whole, except liabilities (i) provided for in the Company Balance Sheet, or (ii) incurred since the date of the Company Balance Sheet in the ordinary course of business consistent with past practices.

               (c) The Company has heretofore furnished to Parent a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by the Company with the SEC pursuant to the Securities Act or the Exchange Act.

        2.6 Absence of Certain Changes or Events. Since the date of the Company Balance Sheet there has not been: (i) any Material Adverse Effect on the Company, (ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of the Company's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by the Company of any of the Company's capital stock or any other securities of the Company or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of the Company's or any of its subsidiaries' capital stock, (iv) any granting by the Company or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by the Company or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by the Company or any of its subsidiaries of any increase in severance or termination pay or any entry by the Company or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving the Company of the nature contemplated hereby, (v) entry by the Company or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Company IP Rights (as defined in Section 2.8) other than licenses in the ordinary course of business consistent with past practice, (vi) any material change by the Company in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by the Company of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

        2.7 Taxes.

               (a) Definition of Taxes. For the purposes of this Agreement, "TAX" or "TAXES" refers to any and all federal, state, local and foreign taxes, assessments and other governmental charges, duties, impositions and liabilities relating to taxes, including taxes based upon or measured by gross receipts, income, profits, sales, use and occupation, and value added, ad valorem, transfer, franchise, withholding, payroll, recapture, employment, excise and property taxes, together with all interest, penalties and additions imposed with respect to such amounts and any obligations under any agreements or arrangements with any other person with respect to such amounts and including any liability for taxes of a predecessor entity.

               (b) Tax Returns and Audits.

                        (i) The Company and each of its subsidiaries have timely filed all federal, state, local and foreign returns, estimates, information statements and reports ("RETURNS") relating to Taxes required to be filed by the Company and each of its subsidiaries, except such Returns which are not material to the Company, and have paid all Taxes shown to be due on such Returns.

                       (ii) The Company and each of its subsidiaries as of the Effective Time will have withheld and paid over, as appropriate, with respect to its employees all federal and state, local and/or foreign income taxes, Taxes pursuant to the Federal Insurance Contribution Act ("FICA"), Taxes pursuant to the Federal Unemployment Tax Act ("FUTA") and other Taxes required to be withheld.

                      (iii) Neither the Company nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against the Company or any of its subsidiaries, nor has the Company or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                       (iv) No audit or other examination of any Return of the Company or any of its subsidiaries is presently in progress, nor has the Company or any of its subsidiaries been notified of any request for such an audit or other examination.

                        (v) No adjustment relating to any Returns filed by the Company or any of its subsidiaries has been proposed formally or informally by any Tax authority to the Company or any of its subsidiaries or any representative thereof and, to the knowledge of the Company, no basis exists for any such adjustment which would be material to the Company.

                       (vi) Neither the Company nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Company Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to the Company, and the Company has not incurred any liability for Taxes other than in the ordinary course of business since the date of the Company Balance Sheet.

                      (vii) None of the Company's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                     (viii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of the Company or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code.

                       (ix) Neither the Company nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by the Company.

                        (x) The Company is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                       (xi) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes payable by the Company or any of its subsidiaries.

                      (xii) Neither the Company nor any of its subsidiaries is or has been a member of a consolidated, combined or affiliated group or is a party to or affected by any tax-sharing or allocation agreement or arrangement.

                     (xiii) The Company Schedules list (A) any Tax exemption, Tax holiday or other Tax-sparing arrangement that the Company or any of its subsidiaries has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement and (B) any expatriate tax programs or policies affecting the Company or any of its subsidiaries. Each of the Company and its subsidiaries is in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any Governmental Entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

        2.8 Intellectual Property.

               (a) To the knowledge of the Company, the Company and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "COMPANY IP Rights").

               (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any of the Company IP Rights to which the Company or any subsidiary of the Company is a party or by which, to its knowledge, it is bound or affected, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any the Company IP Rights or materially impair the right of the Company, the Surviving Corporation or Parent to use, sell or license any the Company IP Rights or portion thereof.

               (c) To the knowledge of the Company, the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by the Company or any of its subsidiaries does not violate any license or agreement between the Company or any of its subsidiaries and any third party nor infringe any intellectual property right of any other party.

               (d) There is no pending or, to the knowledge of the Company, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any the Company IP Rights, nor has the Company received any written notice asserting that any the Company IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party. Schedule 2.8 of the Company Schedules lists each patent held by the Company and the expiration date of each such patent.

               (e) The Company has taken commercially reasonable steps designed to safeguard and maintain the confidentiality of, and its proprietary rights in, all the Company IP Rights.

        2.9 Compliance; Permits; Restrictions.

               (a) Neither the Company nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to the Company or any of its subsidiaries or by which the Company or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries or its or any of their respective properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to the Company's knowledge, threatened against the Company or any of its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon the Company or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of the Company or any of its subsidiaries, any acquisition of material property by the Company or any of its subsidiaries or the conduct of business by the Company as currently conducted.

               (b) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of the Company (collectively, the "COMPANY PERMITS"). The Company and its subsidiaries are in compliance in all material respects with the terms of the Company Permits.

               (c) FDA and Related Matters

                        (i) Section 2.9(c) of the Company Schedules sets forth a list, for the period between January 1, 1996 and the date hereof, of (A) all Regulatory or Warning Letters, Notices of Adverse Findings and Section 305 Notices and similar letters or notices issued by the Food and Drug Administration ("FDA") (or any other federal, state, local or foreign governmental entity that is concerned with the safety, efficacy, reliability or manufacturing of drug or medical device products (each, a "REGULATORY AGENCY")) to the Company or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect on the Company, (B) all product recalls, notifications and safety alerts conducted by the Company or any of its subsidiaries, whether or not required by the FDA, and any request from the FDA or any Regulatory Agency requesting the Company or any of its subsidiaries to cease to investigate, test or market any product, which recalls, notifications, safety alerts or requests would, individually or in the aggregate, have a Material Adverse Effect on the Company, and (C) any criminal, injunctive, seizure or civil penalty actions begun or threatened by the FDA or any Regulatory Agency against the Company or any of its subsidiaries of which the Company has knowledge, and all related consent decrees (including plea agreements) issued with respect to the Company or any of its subsidiaries. Copies of all documents referred to in Section 2.9(c) of the Company Schedules have been made available to the Parent.

                       (ii) The Company has made submissions to obtain material approvals, certifications, authorizations, clearances and permits for marketing, and has made filings with, or notifications to, the FDA and Regulatory Agencies (or has documented a basis for not making such filings or notifications) pursuant to applicable requirements of the Federal Food, Drug and Cosmetics Act, as amended (the "FDA ACT"), and applicable laws, regulations and rules with respect to each of the products sold by the Company that is listed on Section 2.9(c) of the Company Schedules. The products listed on Section 2.9(c) of the Company Schedules collectively constitute in excess of 95% of the gross revenues generated during the twelve (12)-month period ending December 31, 1997 by that portion of the business of the Company which is subject to the jurisdiction of the FDA or any Regulatory Agency. The Company has no knowledge that any of the material approvals, clearances, authorizations, registrations, certifications, permits, filings or notifications that it or any of its subsidiaries has received or made to the FDA or any Regulatory Agency that relate to the marketing of the products listed on Section 2.9(c) of the Company Schedules have been or are being revoked; provided, however, that the Parent understands and acknowledges that the FDA or any other Regulatory Agency may disagree with the Company's assessment and undertake actions, at any time, to remove from commercial distribution any such product.

                      (iii) Except as disclosed in Section 2.9(c) of the Company Schedules, the Company has no knowledge of any pending regulatory action of any sort (other than non-material routine or periodic inspections of reviews) against the Company, or any contract manufacturer (a "CONTRACT MANUFACTURER"), of certain of the Company's products by the FDA or any Regulatory Agency or any other duly authorized governmental authority which regulates the sale of drugs or medical devices in any jurisdiction which could have a Material Adverse Effect on the Company or in any material way limit or restrict the ability of the Company to market its existing products. Except as set forth on Section 2.9(c) of the Company Schedules, neither the Company, nor, to the knowledge of the Company, the Contract Manufacturer, has knowingly committed or permitted to exist any violation of the rules and regulations of the FDA or any Regulatory Agency or any other duly authorized governmental authority which regulates the sale of drugs or medical devices, which has not been cured by the Company, or, to the knowledge of the Company, the Contract Manufacturers or waived by the FDA or any such Regulatory Agency or authority, provided, however, that the Parent understands and acknowledges that the FDA or any other Regulatory Agency may disagree with the Company's assessment and undertake enforcement actions at any time.

        2.10 Litigation. Except as disclosed in Section 2.10 of the Company Schedules, there is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which the Company or any of its subsidiaries has received any notice of assertion nor, to the Company's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against the Company or any of its subsidiaries which reasonably would be likely to be material to the Company, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

        2.11 Brokers' and Finders' Fees. Except for fees payable to Bear, Stearns and Co. Inc. ("BEAR STEARNS") pursuant to an engagement letter between the Company and Bear Stearns dated October 5, 1998, a copy of which has been provided to Parent, the Company has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        2.12 Employee Benefit Plans and Employment Matters.

               (a) Definitions. With the exception of the definition of "Affiliate" set forth in Section 2.12(a)(i) below (which definition will apply only to this Section 2.12 and Section 3.12), for purposes of this Agreement, the following terms shall have the meanings set forth below:

                      (i) "AFFILIATE" means any other person or entity under common control with the Company within the meaning of Section 414(b), (c), (m) or (o) of the Code and the regulations issued thereunder;

                     (ii) "COMPANY EMPLOYEE PLAN" means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by the Company or any Affiliate for the benefit of any Company Employee;

                    (iii) "COBRA" means the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended;

                     (iv) "DOL" means the Department of Labor;

                      (v) "COMPANY EMPLOYEE" means any current, former, or retired employee, officer, or director of the Company or any Affiliate;

                     (vi) "COMPANY EMPLOYEE AGREEMENT" means each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between the Company or any Affiliate and any Company Employee or consultant;

                    (vii) "ERISA" means the Employee Retirement Income Security Act of 1974, as amended;

                   (viii) "FMLA" means the Family Medical Leave Act of 1993, as amended;

                     (ix) "COMPANY INTERNATIONAL EMPLOYEE PLAN" means each Company Employee Plan that has been adopted or maintained by the Company, whether informally or formally, for the benefit of Company Employees outside the United States;

                      (x) "IRS" means the Internal Revenue Service;

                     (xi) "COMPANY MULTIEMPLOYER PLAN" means any "Company Pension Plan" (as defined below) which is a "multiemployer plan," as defined in
Section 3(37) of ERISA;

                    (xii) "PBGC" means the Pension Benefit Guaranty Corporation; and

                   (xiii) "COMPANY PENSION PLAN" means each Company Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

                    (xiv) "WARN" means the Worker Adjustment and Retraining Notification Act of 1988, as amended.

               (b) Schedule. Section 2.12(b) of the Company Schedules contain an accurate and complete list of each Company Employee Plan and each Company Employee Agreement. The Company does not have any plan or commitment to establish any new Company Employee Plan, to modify any Company Employee Plan or Company Employee Agreement (except to the extent required by law or to conform any such Company Employee Plan or Company Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to Parent in writing, or as required by this Agreement), or to enter into any Company Employee Plan or Company Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

               (c) Documents. The Company has provided to Parent: (i) correct and complete copies of all documents embodying each Company Employee Plan and each Company Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Company Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Company Employee Plan or related trust; (iv) if the Company Employee Plan is funded, the most recent annual and periodic accounting of Company Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Company Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and rulings relating to Company Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Company Employee Plan; (vii) all material written agreements and contracts relating to each Company Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Company Employee relating to any Company Employee Plan and any proposed Company Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to the Company; (ix) all COBRA forms and related notices; and (x) all registration statements and prospectuses prepared in connection with each Company Employee Plan.

               (d) Company Employee Plan Compliance. (i) The Company has, to its knowledge, performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Company Employee Plan, and each Company Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Company Employee Plan intended to qualify under Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Company Employee Plan; (iv) to the Company's knowledge, there are no actions, suits or claims pending or threatened or reasonably anticipated (other than routine claims for benefits) against any Company Employee Plan or against the assets of any Company Employee Plan; (v) each Company Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent, the Company or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event);
(vi) to the Company's knowledge, there are no audits, inquiries or proceedings pending or threatened by the IRS or DOL with respect to any Company Employee Plan; and (vii) to the Company?s knowledge, neither the Company nor any Affiliate is subject to any penalty or tax with respect to any Company Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code.

               (e) Company Pension Plans. The Company does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Company Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

               (f) Company Multiemployer Plans. At no time has the Company contributed to or been requested to contribute to any Company Multiemployer Plan.

               (g) No Post-Employment Obligations. No Company Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and the Company has never represented, promised or contracted (whether in oral or written form) to any Company Employee (either individually or to Company Employees as a group) or any other person that such Company Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

               (h) Health Care Continuation Obligations. Neither the Company nor any Affiliate has, prior to the Effective Time, and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to the Company Employees.

               (i) Effect of Transaction

                      (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Company Employee Plan, Company Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Company Employee.

                     (ii) No payment or benefit which will or may be made by the Company or its Affiliates with respect to any Company Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

               (j) Employment Matters. To the Company's knowledge, the Company
(i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Company Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Company Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Company Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against the Company under any worker's compensation policy or long-term disability policy. To the Company's knowledge, no employee of the Company has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by the Company and disclosing to the Company or using trade secrets or proprietary information of any other person or entity.

               (k) Company International Employee Plan. Each Company International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Company International Employee Plan. Furthermore, no Company International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent the Company from terminating or amending any Company International Employee Plan at any time for any reason.

        2.13 Absence of Liens and Encumbrances. The Company and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Company Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to the Company.

        2.14 Environmental Matters.

               (a) Hazardous Material. To the knowledge of the Company, except as reasonably would not be likely to result in a material liability to the Company, no underground storage tanks and no amount of any substance that has been designated by any Governmental Entity or by applicable federal, state or local law to be radioactive, toxic, hazardous or otherwise a danger to health or the environment, including, without limitation, PCBs, asbestos, petroleum, urea-formaldehyde and all substances listed as hazardous substances pursuant to the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, or defined as a hazardous waste pursuant to the United States Resource Conservation and Recovery Act of 1976, as amended, and the regulations promulgated pursuant to said laws which term shall not include office and janitorial supplies (insofar as they are stored or used in the ordinary course of business) (a "HAZARDOUS MATERIAL"), are present, as a result of the actions of the Company or any of its subsidiaries or any affiliate of the Company, or, to the Company's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that the Company or any of its subsidiaries has at any time owned, operated, occupied or leased.

               (b) Hazardous Materials Activities. Except as reasonably would not be likely to result in a material liability to the Company, neither the Company nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has the Company or any of its subsidiaries disposed of, transported, sold, used, released, exposed its employees or others to or manufactured any product containing a Hazardous Material (collectively "HAZARDOUS MATERIALS ACTIVITIES") in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Permits. The Company and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "COMPANY ENVIRONMENTAL PERMITS") necessary for the conduct of the Company's and its subsidiaries' Hazardous Material Activities and other businesses of the Company and its subsidiaries as such activities and businesses are currently being conducted. To the knowledge of the Company, there are no facts or circumstances indicating that any Company Environmental Permit will or may be revoked, suspended, canceled or not renewed. All appropriate action in connection with the renewal or extension of any Company Environmental Permit has been taken.

               (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to the Company's knowledge, threatened concerning any Company Environmental Permit, Hazardous Material or any Hazardous Materials Activity of the Company or any of its subsidiaries. The Company is not aware of any fact or circumstance which could involve the Company or any of its subsidiaries in any material environmental litigation or impose upon the Company any material environmental liability. The Company and its subsidiaries have not received notice, nor to the Company's knowledge is there a threatened notice, that the Company or its subsidiaries are responsible, or potentially responsible, for the investigation, remediation, clean-up, or similar action at property presently or formerly used by the Company or any of its subsidiaries for recycling, disposal, or handling of waste.

        2.15 Labor Matters. No work stoppage or labor strike against the Company is pending, threatened or reasonably anticipated. The Company does not have knowledge of any activities or proceedings of any labor union to organize any Company Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of the Company, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Company Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to the Company. Neither the Company nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. The Company is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Company Employees and no collective bargaining agreement is being negotiated by the Company. The Company and its subsidiaries are and have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, WARN or any similar state or local law).

        2.16 Agreements, Contracts and Commitments. Except as set forth in
Section 2.16 and Section 2.2(b) of the Company Schedules, neither the Company nor any of its subsidiaries is a party to or is bound by:

               (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of the Company's Board of Directors, other than those that are terminable by the Company or any of its subsidiaries on no more than thirty (30) days notice without liability or financial obligation;

               (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between the Company or any of its subsidiaries and any of its officers or directors;

               (d) any agreement, contract or commitment containing any covenant limiting the freedom of the Company or any of its subsidiaries to engage in any line of business or compete with any person or granting any exclusive distribution rights;

               (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

               (f) any material joint marketing or development agreement.

        Neither the Company nor any of its subsidiaries, nor to the Company's knowledge any other party to a Company Contract (as defined herein), has breached, violated or defaulted under, or received notice that it has breached, violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which the Company or any of its subsidiaries is a party or by which it is bound of the type described in clauses
(a) through (f) above (any such agreement, contract or commitment, a "COMPANY CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Company Contract, or would permit any other party to seek damages, which would be reasonably likely to be material to the Company.

        2.17 Pooling of Interests. The Company has provided Pricewaterhouse-Coopers LLP, its independent accountants, all of the information that has been requested by such firm in connection with such firm's analysis of the availability of pooling-of-interest accounting for the Merger and, having conferred with such firm, nothing has come to the Company's knowledge that has led it to believe that either the Company or any of its directors, officers, affiliates or stockholders has taken any action which would preclude Parent's ability to account for the Merger as a pooling of interests.

        2.18 Change of Control Payments. The Company Schedules set forth each plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers or directors of the Company as a result of or in connection with the Merger.

        2.19 Registration Statement; Proxy Statement/Prospectus. The information to be supplied by the Company for inclusion in the Registration Statement (as defined in Section 3.4(b)) shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by the Company for inclusion in the proxy statement/prospectus to be sent to the stockholders of the Company and shareholders of Parent in connection with the meeting of the Company's stockholders to consider the approval and adoption of this Agreement and the approval of the Merger (the "COMPANY STOCKHOLDERS' MEETING") and in connection with the meeting of Parent's shareholders to consider the approval of the issuance of shares of Parent Common Stock by virtue of the Merger (the "PARENT SHAREHOLDERS' MEETING") (such proxy statement/prospectus as amended or supplemented is referred to herein as the "PROXY STATEMENT") shall not, on the date the Proxy Statement is first mailed to the Company's stockholders and Parent's shareholders, at the time of the Company Stockholders' Meeting or the Parent Shareholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Company Stockholders' Meeting or the Parent Shareholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to the Company or any of its affiliates, officers or directors should be discovered by the Company which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, the Company shall promptly inform Parent. Notwithstanding the foregoing, the Company makes no representation or warranty with respect to any information supplied by Parent or Merger Sub which is contained in any of the foregoing documents.

        2.20 Board Approval. The Board of Directors of the Company has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of the Company and its stockholders, (ii) to propose this Agreement for approval and adoption by the Company's stockholders and to declare the advisability of this Agreement, and (iii) to recommend that the stockholders of the Company approve and adopt this Agreement and approve the Merger.

        2.21 Fairness Opinion. The Company has received a written opinion from Bear, Stearns and Co. Inc. dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to the Company's stockholders from a financial point of view and has delivered to Parent a copy of such opinion.

        2.22 Section 203 of the Delaware General Corporation Law Not Applicable. The Board of Directors of the Company has taken all actions so that the restrictions contained in Section 203 of the Delaware Law applicable to a "business combination" (as defined in such Section 203) will not apply to the execution, delivery or performance of this Agreement or to the consummation of the Merger or the other transactions contemplated by this Agreement.


                                   ARTICLE III
             REPRESENTATIONS AND WARRANTIES OF PARENT AND MERGER SUB

        Parent and Merger Sub represent and warrant to the Company, subject to the exceptions specifically disclosed in writing in the disclosure letter supplied by Parent to the Company dated as of the date hereof and certified by a duly authorized officer of Parent (the "PARENT SCHEDULES"), as follows:

        3.1 Organization of Parent.

               (a) Parent and each of its subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation; has the corporate power and authority to own, lease and operate its assets and property and to carry on its business as now being conducted and as proposed to be conducted; and is duly qualified or licensed to do business and is in good standing in each jurisdiction where the character of the properties owned, leased or operated by it or the nature of its activities makes such qualification or licensing necessary, except where the failure to be so qualified would not have a Material Adverse Effect (as defined herein) on Parent.

               (b) Parent has delivered to the Company a true and complete list of all of Parent's subsidiaries, indicating the jurisdiction of incorporation of each subsidiary and listing the shareholders of each such subsidiary and the number of shares held by each such shareholder.

               (c) Parent has delivered or made available to the Company a true and correct copy of the Articles of Incorporation and Bylaws of Parent and similar governing instruments of each of its subsidiaries, each as amended to date, and each such instrument is in full force and effect. Neither Parent nor any of its subsidiaries is in violation of any of the provisions of its Articles of Incorporation or Bylaws or equivalent governing instruments.

               (d) When used in connection with Parent, the term "MATERIAL ADVERSE EFFECT" means, for purposes of this Agreement, any change, event or effect that is materially adverse to the business, assets (including intangible assets), financial condition or results of operations of Parent and its subsidiaries taken as a whole except for those changes, events and effects that are directly caused by (i) conditions affecting the United States economy as a whole, or (ii) conditions affecting the medical device industry as a whole, which conditions (in the case of clause (i) or (ii)) do not affect Parent in a disproportionate manner), or (iii) conditions that in the good faith judgment of Parent's Board of Directors result principally from the execution or delivery of this Agreement or the announcement of the pendency of the Merger, or (iv) the recommendation or other results (including any delay or rejection) of the FDA panel that is to consider Parent's pre-market approval application for certain of its products, unless such delay or rejection is announced by the FDA publicly or to Parent to be due to allegations by the FDA of fraud or criminal action by Parent.

        3.2 Parent and Merger Sub Capital Structure.

               (a) The authorized capital stock of Parent consists of 50,000,000 shares of Common Stock, no par value, of which as of October 16, 1998 there were 17,395,885 shares issued and outstanding as of the date of this Agreement and 5,000,000 shares of Preferred Stock, no par value, of which no shares are issued or outstanding as of the date of this Agreement. All outstanding shares of Parent Common Stock are duly authorized, validly issued, fully paid and nonassessable and are not subject to preemptive rights created by statute, the Articles of Incorporation or Bylaws of Parent or any agreement or document to which Parent is a party or by which it is bound. The authorized capital stock of Merger Sub consists of 1,000 shares of Common Stock, $0.001 par value per share, all of which, as of the date hereof, are issued and outstanding and are held by Parent. Merger Sub was formed on October 16, 1998, for the purpose of consummating the Merger, has no material assets or liabilities except as necessary for such purpose and has not, and prior to the Effective Time will not have, conducted any business except as necessary for such purpose.

               (b) As of the date of this Agreement, Parent had reserved an aggregate of 4,000,000 shares and 200,000 shares, respectively, of Parent Common Stock, net of exercises, for issuance to employees, consultants and non-employee directors pursuant to Parent's Stock Option Plan and Director Stock Option Plan, under which options are outstanding for an aggregate of 2,797,520 shares and 75,000 shares, respectively. (The Stock Option Plan, Dual Stock Option Plan and Director Stock Option Plan are collectively referred to in this Agreement as the "PARENT STOCK

OPTION PLANS." Stock options granted pursuant to the Parent Stock Option Plans are referred to in this Agreement as "PARENT STOCK OPTIONS.") Parent has made available to the Company accurate and complete copies of all Parent Stock Option Plans and the forms of all agreements evidencing the Parent Stock Options. There are no commitments or agreements of any character to which Parent is bound obligating Parent to accelerate the vesting of any Parent Stock Option as a result of the Merger. As of the date of this Agreement, an aggregate of 250,000 shares of Parent Common Stock have been reserved for issuance pursuant to Parent's Employee Stock Purchase Plan (the "PARENT PURCHASE PLAN").

        3.3 Obligations With Respect to Capital Stock. Except as set forth in
Section 3.2, there are no equity securities, partnership interests or similar ownership interests of any class of Parent, or any securities exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except for securities Parent owns, directly or indirectly through one or more subsidiaries, there are no equity securities, partnership interests or similar ownership interests of any class of any subsidiary of Parent, or any security exchangeable or convertible into or exercisable for such equity securities, partnership interests or similar ownership interests, issued, reserved for issuance or outstanding. Except as set forth in Section 3.2, there are no options, warrants, equity securities, partnership interests or similar ownership interests, calls, rights (including preemptive rights), commitments or agreements of any character to which Parent or any of its subsidiaries is a party or by which it is bound obligating Parent or any of its subsidiaries to issue, deliver or sell, or cause to be issued, delivered or sold, or repurchase, redeem or otherwise acquire, or cause the repurchase, redemption or acquisition, of any shares of capital stock, partnership interests or similar ownership interests of Parent or any of its subsidiaries or obligating Parent or any of its subsidiaries to grant, extend, accelerate the vesting of or enter into any such option, warrant, equity security, call, right, commitment or agreement. There are no registration rights and, to the knowledge of Parent, as of the date of this Agreement, there are no voting trusts, proxies or other agreements or understandings (except for the Parent Voting Agreements) with respect to any equity security of any class of Parent or with respect to any equity security, partnership interest or similar ownership interest of any class of any of its subsidiaries.

        3.4 Authority.

               (a) Each of Parent and Merger Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of Parent and Merger Sub, subject only to the filing of the Certificate of Merger pursuant to Delaware Law and the approval by Parent's shareholders of the issuance of shares of Parent Common Stock issuable under the terms of the Merger. A vote of the holders of a majority of the outstanding shares of Parent Common Stock is required for Parent's shareholders to approve the issuance of shares of Parent Common Stock by virtue of the Merger. This Agreement has been duly executed and delivered by each of Parent and Merger Sub and, assuming the due authorization, execution and delivery by the Company, constitutes the valid and binding obligation of each of Parent and Merger Sub, enforceable in accordance with its terms, except as enforceability may be limited by bankruptcy and other similar laws and general principles of equity. The execution and delivery of this Agreement by each of Parent and Merger Sub do not, and the performance of this Agreement by each of Parent and Merger Sub will not (i) conflict with or violate the Articles of Incorporation or Bylaws of Parent or the Certificate of Incorporation or Bylaws of Merger Sub or the equivalent organizational documents of any of Parent's other subsidiaries, (ii) subject to obtaining the approval of Parent's shareholders of the issuance of shares of Parent Common Stock by virtue of the Merger as contemplated in Section
5.2 and compliance with the requirements set forth in Section 3.4(b) below, conflict with or violate any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries (including Merger Sub) or by which its or any of their respective properties is bound or affected, or (iii) assuming the receipt of all material consents, waivers and approvals referred to in the last sentence of this Section 3.4(a), result in any breach of or constitute a default (or an event that with notice or lapse of time or both would become a default) under, or impair Parent's rights or alter the rights or obligations of any third party under, or give to others any rights of termination, amendment, acceleration or cancellation of, or result in the creation of a lien or encumbrance on any of the properties or assets of Parent or any of its subsidiaries (including Merger Sub) pursuant to, any material note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries (including Merger Sub) is a party or by which Parent or any of its subsidiaries or its or any of their respective properties are bound or affected. The Parent Schedules list all material consents, waivers and approvals under any of Parent's or any of its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

               (b) No consent, approval, order or authorization of, or registration, declaration or filing with any Governmental Entity is required by or with respect to Parent or Merger Sub in connection with the execution and delivery of this Agreement or the consummation of the Merger, except for (i) the filing of a Form S-4 Registration Statement (the "REGISTRATION STATEMENT") with the SEC in accordance with the Securities Act, (ii) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware,
(iii) the filing of the Proxy Statement with the SEC in accordance with the Exchange Act, (iv) such consents, approvals, orders, authorizations, registrations, declarations and filings (if any) as may be required under applicable federal and state securities laws and the securities or antitrust laws of any foreign country, and (v) such other consents, authorizations, filings, approvals and registrations (if any) which if not obtained or made would not be material to Parent or the Company or have a material adverse effect on the ability of the parties to consummate the Merger.

        3.5 Parent SEC Filings; Parent Financial Statements.

               (a) Parent has filed all forms, reports and documents required to be filed with the SEC since May 31, 1996, and has made available to the Company such forms, reports and documents in the form filed with the SEC. All such required forms, reports and documents (including those that Parent may file subsequent to the date hereof) are referred to herein as the "PARENT SEC REPORTS." As of their respective dates, the Parent SEC Reports (i) were prepared in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC thereunder applicable to such Parent SEC Reports, and (ii) did not at the time they were filed (or if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing) contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. None of Parent's subsidiaries is required to file any forms, reports or other documents with the SEC.

               (b) Each of the consolidated financial statements (including, in each case, any related notes thereto) contained in Parent SEC Reports (the "PARENT FINANCIALS"), including any Parent SEC Reports filed after the date hereof until the Closing, (x) complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, (y) was prepared in accordance with GAAP applied on a consistent basis throughout the periods involved (except as may be indicated in the notes thereto or, in the case of unaudited interim financial statements, as may be permitted by the SEC on Form 10-Q under the Exchange Act) and (z) fairly presented the consolidated financial position of Parent and its subsidiaries as at the respective dates thereof and the consolidated results of Parent's operations and cash flows for the periods indicated, except that the unaudited interim financial statements may not contain footnotes and were or are subject to normal and recurring year-end adjustments. The balance sheet of Parent contained in Parent SEC Reports as of June 30, 1998 is hereinafter referred to as the "PARENT BALANCE SHEET." Except as disclosed in the Parent Financials, since the date of the Parent Balance Sheet neither Parent nor any of its subsidiaries has any liabilities (absolute, accrued, contingent or otherwise) of a nature required to be disclosed on a balance sheet or in the related notes to the consolidated financial statements prepared in accordance with GAAP which are, individually or in the aggregate, material to the business, results of operations or financial condition of Parent and its subsidiaries taken as a whole, except liabilities
(i) provided for in the Parent Balance Sheet, or (ii) incurred since the date of the Parent Balance Sheet in the ordinary course of business consistent with past practices.

               (c) Parent has heretofore furnished to the Company a complete and correct copy of any amendments or modifications, which have not yet been filed with the SEC but which are required to be filed, to agreements, documents or other instruments which previously had been filed by Parent with the SEC pursuant to the Securities Act or the Exchange Act.

        3.6 Absence of Certain Changes or Events. Since the date of Parent Balance Sheet there has not been: (i) any Material Adverse Effect on Parent,
(ii) any declaration, setting aside or payment of any dividend on, or other distribution (whether in cash, stock or property) in respect of, any of Parent's or any of its subsidiaries' capital stock, or any purchase, redemption or other acquisition by Parent of any of Parent's capital stock or any other securities of Parent or its subsidiaries or any options, warrants, calls or rights to acquire any such shares or other securities except for repurchases from employees following their termination pursuant to the terms of their pre-existing stock option or purchase agreements, (iii) any split, combination or reclassification of any of Parent's or any of its subsidiaries' capital stock, (iv) any granting by Parent or any of its subsidiaries of any increase in compensation or fringe benefits, except for normal increases of cash compensation in the ordinary course of business consistent with past practice, or any payment by Parent or any of its subsidiaries of any bonus, except for bonuses made in the ordinary course of business consistent with past practice, or any granting by Parent or any of its subsidiaries of any increase in severance or termination pay or any entry by Parent or any of its subsidiaries into any currently effective employment, severance, termination or indemnification agreement or any agreement the benefits of which are contingent or the terms of which are materially altered upon the occurrence of a transaction involving Parent of the nature contemplated hereby, (v) entry by Parent or any of its subsidiaries into any licensing or other agreement with regard to the acquisition or disposition of any material Parent IP Rights (as defined in Section 3.8) other than licenses in the ordinary course of business consistent with past practice,
(vi) any material change by Parent in its accounting methods, principles or practices, except as required by concurrent changes in GAAP, or (vii) any revaluation by Parent of any of its assets, including, without limitation, writing down the value of capitalized inventory or writing off notes or accounts receivable other than in the ordinary course of business.

        3.7 Tax.

               (a)    Tax Returns and Audits.

                      (i) Parent and each of its subsidiaries have timely filed all Returns relating to Taxes required to be filed by Parent and each of its subsidiaries, except such Returns which are not material to Parent, and have paid all Taxes shown to be due on such Returns.

                      (ii) Parent and each of its subsidiaries as of the Effective Time will have withheld and paid over, as appropriate, with respect to its employees all federal and state, local and/or foreign income taxes, FICA, FUTA and other Taxes required to be withheld.

                      (iii) Neither Parent nor any of its subsidiaries has been delinquent in the payment of any Tax nor is there any Tax deficiency outstanding, proposed or assessed against Parent or any of its subsidiaries, nor has Parent or any of its subsidiaries executed any waiver of any statute of limitations on or extending the period for the assessment or collection of any Tax.

                      (iv) No audit or other examination of any Return of Parent or any of its subsidiaries is presently in progress, nor has Parent or any of its subsidiaries been notified of any request for such an audit or other examination.

                      (v) No adjustment relating to any Returns filed by Parent or any of its subsidiaries has been proposed formally or informally by any Tax authority to Parent or any of its subsidiaries or any representative thereof and, to the knowledge of Parent, no basis exists for any such adjustment which would be material to Parent.

                      (vi) Neither Parent nor any of its subsidiaries has any liability for unpaid Taxes which has not been accrued for or reserved on the Parent Balance Sheet, whether asserted or unasserted, contingent or otherwise, which is material to Parent, and the Company has not incurred any liability for Taxes other than in the ordinary course of business since the date of the Company Balance Sheet.

                      (vii) None of Parent's assets are treated as "tax-exempt use property" within the meaning of Section 168(h) of the Code.

                      (viii) There is no contract, agreement, plan or arrangement, including but not limited to the provisions of this Agreement, covering any employee or former employee of Parent or any of its subsidiaries that, individually or collectively, could give rise to the payment of any amount that would not be deductible pursuant to Sections 280G or 404 of the Code.

                      (ix) Neither Parent nor any of its subsidiaries has filed any consent agreement under Section 341(f) of the Code or agreed to have Section 341(f)(2) of the Code apply to any disposition of a subsection (f) asset (as defined in Section 341(f)(4) of the Code) owned by Parent.

                      (x) Parent is not, and has not been at any time, a "United States real property holding corporation" within the meaning of Section 897(c)(2) of the Code.

                      (xi) No power of attorney that is currently in force has been granted with respect to any matter relating to Taxes payable by Parent or any of its subsidiaries.

                      (xii) Neither Parent nor any of its subsidiaries is or has been a member of a consolidated, combined or affiliated group or is a party to or affected by any tax-sharing or allocation agreement or arrangement.

                      (xiii) The Parent Schedules list (y) any Tax exemption, Tax holiday or other Tax-sparing arrangement that Parent or any of its subsidiaries has in any jurisdiction, including the nature, amount and lengths of such Tax exemption, Tax holiday or other Tax-sparing arrangement and (z) any expatriate tax programs or policies affecting Parent or any of its subsidiaries. Each of Parent and its subsidiaries is in full compliance with all terms and conditions of any Tax exemption, Tax holiday or other Tax-sparing arrangement or order of any Governmental Entity and the consummation of the transactions contemplated hereby will not have any adverse effect on the continued validity and effectiveness of any such Tax exemption, Tax holiday or other Tax-sparing arrangement or order.

        3.8 Intellectual Property.

               (a) To the knowledge of Parent, the Parent and its subsidiaries own, or have the right to use, sell or license all intellectual property necessary or required for the conduct of their respective businesses as presently conducted (such intellectual property and the rights thereto are collectively referred to herein as the "PARENT IP Rights").

               (b) The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not constitute a breach of any instrument or agreement governing any of the Parent IP Rights to which the Parent or any subsidiary of the Parent is a party or by which, to its knowledge, it is bound or affected, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Parent IP Rights or materially impair the right of Parent, the Surviving Corporation or the Company to use, sell or license any Parent IP Rights or portion thereof.

               (c) To the knowledge of Parent, the manufacture, marketing, license, sale or intended use of any product or technology currently licensed or sold or under development by Parent or any of its subsidiaries does not violate any license or agreement between Parent or any of its subsidiaries and any third party or infringe any intellectual property right of any other party.

               (d) There is no pending or, to the knowledge of Parent, threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Parent IP Rights, nor has Parent received any written notice asserting that any Parent IP Rights or the proposed use, sale, license or disposition thereof conflicts or will conflict with the rights of any other party. Schedule 3.8 of the Parent Schedules lists each patent held by the Parent and the expiration date of each such patent.

               (e) Parent has taken commercially reasonable steps designed to safeguard and maintain the confidentiality of, and its proprietary rights in, all Parent IP Rights.

        3.9 Compliance; Permits; Restrictions.

               (a) Neither Parent nor any of its subsidiaries is, in any material respect, in conflict with, or in default or violation of (i) any law, rule, regulation, order, judgment or decree applicable to Parent or any of its subsidiaries or by which Parent or any of its subsidiaries or any of their respective properties is bound or affected, or (ii) any note, bond, mortgage, indenture, contract, agreement, lease, license, permit, franchise or other instrument or obligation to which Parent or any of its subsidiaries is a party or by which Parent or any of its subsidiaries or its or any of their respective properties is bound or affected. No investigation or review by any Governmental Entity is pending or, to Parent's knowledge, threatened against Parent or any of its subsidiaries, nor has any Governmental Entity indicated an intention to conduct the same. There is no agreement, judgment, injunction, order or decree binding upon Parent or any of its subsidiaries which has or could reasonably be expected to have the effect of prohibiting or materially impairing any business practice of Parent or any of its subsidiaries, any acquisition of material property by Parent or any of its subsidiaries or the conduct of business by Parent as currently conducted.

               (b) Parent and its subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals from governmental authorities which are material to the operation of the business of Parent (collectively, the "PARENT PERMITS"). Parent and its subsidiaries are in compliance in all material respects with the terms of the Parent Permits.

               (c) FDA and Related Matters.

                      (i) Section 3.9(c) of the Parent Schedules sets forth a list, for the period between January 1, 1996 and the date hereof, of (A) all Regulatory or Warning Letters, Notices of Adverse Findings and Section 305 Notices and similar letters or notices issued by the FDA (or any other Regulatory Agency) to the Parent or any of its subsidiaries that, individually or in the aggregate, would have a Material Adverse Effect on the Parent, (B) all product recalls, notifications and safety alerts conducted by the Parent or any of its subsidiaries, whether or not required by the FDA, and any request from the FDA or any Regulatory Agency requesting the Parent or any of its subsidiaries to cease to investigate, test or market any product, which recalls, notifications, safety alerts or requests would, individually or in the aggregate, have a Material Adverse Effect on the Parent, and (C) any criminal, injunctive, seizure or civil penalty actions begun or threatened by the FDA or any Regulatory Agency against the Parent or any of its subsidiaries of which the Parent has knowledge, and all related consent decrees (including plea agreements) issued with respect to the Parent or any of its subsidiaries. Copies of all documents referred to in Section 3.9(c) of the Parent Schedules have been made available to the Company.

                      (ii) The Parent has made submissions to obtain material approvals, certifications, authorizations, clearances and permits for marketing, and has made filings with, or notifications to, the FDA and Regulatory Agencies (or has documented a basis for not making such filings or notifications) pursuant to applicable requirements of the FDA Act, and applicable laws, regulations and rules with respect to each of the products sold by the Parent that is listed on Section 3.9(c) of the Parent Schedules. The products listed on
Section 3.9(c) of the Parent Schedules collectively constitute in excess of 95% of the gross revenues generated during the twelve (12)-month period ending December 31, 1997 by that portion of the business of the Parent which is subject to the jurisdiction of the FDA or any Regulatory Agency. The Parent has no knowledge that any of the material approvals, clearances, authorizations, registrations, certifications, permits, filings or notifications that it or any of its subsidiaries has received or made to the FDA or any Regulatory Agency that relate to the marketing of the products listed on Section 3.9(c) of the Parent Schedules have been or are being revoked; provided, however, that the Company understands and acknowledges that the FDA or any other Regulatory Agency may disagree with the Parent's assessment and undertake actions, at any time, to remove from commercial distribution any such product.

                      (iii) Except as disclosed in Section 3.9(c) of the Parent Schedules, the Parent has no knowledge of any pending regulatory action of any sort (other than non-material routine or periodic inspections of reviews) against the Parent or any Contract Manufacturer by the FDA or any Regulatory Agency or any other duly authorized governmental authority which regulates the sale of drugs or medical devices in any jurisdiction which could have a Material Adverse Effect on the Parent, or in any material way limit or restrict the ability of the Parent to market its existing products. Except as set forth on
Section 3.9(c) of the Parent Schedules, neither the Parent, nor, to the knowledge of the Parent, the Contract Manufacturer, has knowingly committed or permitted to exist any violation of the rules and regulations of the FDA or any Regulatory Agency or any other duly authorized governmental authority which regulates the sale of drugs or medical devices which has not been cured by the Parent, or, to the knowledge of the Parent, the Contract Manufacturer or waived by the FDA or any such Regulatory Agency authority, provided, however, that the Company understands and acknowledges that the FDA or any other Regulatory Agency may disagree with the Parent's assessment and undertake enforcement actions at any time.

        3.10 Litigation. There is no action, suit, proceeding, claim, arbitration or investigation pending, or as to which Parent or any of its subsidiaries has received any notice of assertion nor, to Parent's knowledge, is there a threatened action, suit, proceeding, claim, arbitration or investigation against Parent or any of its subsidiaries which reasonably would be likely to be material to Parent, or which in any manner challenges or seeks to prevent, enjoin, alter or delay any of the transactions contemplated by this Agreement.

        3.11 Brokers' and Finders' Fees. Except for fees payable to PaineWebber Incorporated pursuant to an engagement letter dated October 5, 1998, Parent has not incurred, nor will it incur, directly or indirectly, any liability for brokerage or finders' fees or agents' commissions or any similar charges in connection with this Agreement or any transaction contemplated hereby.

        3.12 Employee Benefit Plans and Employment Matters.

               (a) Definitions. For purposes of this Agreement, the following terms shall have the meanings set forth below:

                      (i) "PARENT EMPLOYEE PLAN" means any plan, program, policy, practice, contract, agreement or other arrangement providing for compensation, severance, termination pay, performance awards, stock or stock-related awards, fringe benefits or other employee benefits or remuneration of any kind, whether written or unwritten or otherwise, funded or unfunded, including without limitation, each "employee benefit plan," within the meaning of Section 3(3) of ERISA which is or has been maintained, contributed to, or required to be contributed to, by Parent or any Affiliate for the benefit of any Parent Employee;

                     (ii) "PARENT EMPLOYEE" means any current, former, or retired employee, officer, or director of Parent or any Affiliate;

                    (iii) "PARENT EMPLOYEE AGREEMENT" means each management, employment, severance, consulting, relocation, repatriation, expatriation, visas, work permit or similar agreement or contract between Parent or any Affiliate and any Employee or consultant;

                     (iv) "PARENT INTERNATIONAL EMPLOYEE PLAN" means each Parent Employee Plan that has been adopted or maintained by Parent, whether informally or formally, for the benefit of Employees outside the United States; and

                      (v) "PARENT PENSION PLAN" means each Parent Employee Plan which is an "employee pension benefit plan," within the meaning of Section 3(2) of ERISA.

               (b) Schedule. Section 3.12(b) of the Parent Schedules contain an accurate and complete list of each Parent Employee Plan and each Parent Employee Agreement. Parent does not have any plan or commitment to establish any new Parent Employee Plan, to modify any Parent Employee Plan or Parent Employee Agreement (except to the extent required by law or to conform any such Parent Employee Plan or Parent Employee Agreement to the requirements of any applicable law, in each case as previously disclosed to the Company in writing, or as required by this Agreement), or to enter into any Parent Employee Plan or Parent Employee Agreement, nor does it have any intention or commitment to do any of the foregoing.

               (c) Documents. Parent has provided to the Company: (i) correct and complete copies of all documents embodying each Parent Employee Plan and each Parent Employee Agreement including all amendments thereto and written interpretations thereof; (ii) the most recent annual actuarial valuations, if any, prepared for each Parent Employee Plan; (iii) the three (3) most recent annual reports (Form Series 5500 and all schedules and financial statements attached thereto), if any, required under ERISA or the Code in connection with each Parent Employee Plan or related trust;

(iv) if the Parent Employee Plan is funded, the most recent annual and periodic accounting of Parent Employee Plan assets; (v) the most recent summary plan description together with the summary of material modifications thereto, if any, required under ERISA with respect to each Parent Employee Plan; (vi) all IRS determination, opinion, notification and advisory letters, and rulings relating to Parent Employee Plans and copies of all applications and correspondence to or from the IRS or the DOL with respect to any Parent Employee Plan; (vii) all material written agreements and contracts relating to each Parent Employee Plan, including, but not limited to, administrative service agreements, group annuity contracts and group insurance contracts; (viii) all communications material to any Parent Employee relating to any Parent Employee Plan and any proposed Parent Employee Plans, in each case, relating to any amendments, terminations, establishments, increases or decreases in benefits, acceleration of payments or vesting schedules or other events which would result in any material liability to Parent; (ix) all COBRA forms and related notices; and (x) all registration statements and prospectuses prepared in connection with each Parent Employee Plan.

               (d) Parent Employee Plan Compliance. (i) Parent has, to its knowledge, performed in all material respects all obligations required to be performed by it under, is not in default or violation of, and has no knowledge of any default or violation by any other party to each Parent Employee Plan, and each Parent Employee Plan has been established and maintained in all material respects in accordance with its terms and in compliance with all applicable laws, statutes, orders, rules and regulations, including but not limited to ERISA or the Code; (ii) each Parent Employee Plan intended to qualify under
Section 401(a) of the Code and each trust intended to qualify under Section 501(a) of the Code has either received a favorable determination letter from the IRS with respect to each such Plan as to its qualified status under the Code, including all amendments to the Code effected by the Tax Reform Act of 1986 and subsequent legislation, or has remaining a period of time under applicable Treasury regulations or IRS pronouncements in which to apply for such a determination letter and make any amendments necessary to obtain a favorable determination; (iii) no "prohibited transaction," within the meaning of Section 4975 of the Code or Sections 406 and 407 of ERISA, and not otherwise exempt under Section 408 of ERISA, has occurred with respect to any Parent Employee Plan; (iv) to Parent's knowledge, there are no actions, suits or claims pending or threatened or reasonably anticipated (other than routine claims for benefits) against any Parent Employee Plan or against the assets of any Parent Employee Plan; (v) each Parent Employee Plan can be amended, terminated or otherwise discontinued after the Effective Time in accordance with its terms, without liability to Parent or any of its Affiliates (other than ordinary administration expenses typically incurred in a termination event); (vi) to Parent's knowledge, there are no audits, inquiries or proceedings pending or threatened by the IRS or DOL with respect to any Parent Employee Plan; and (vii) to Parent's knowledge, neither Parent nor any Affiliate is subject to any penalty or tax with respect to any Parent Employee Plan under Section 402(i) of ERISA or Sections 4975 through 4980 of the Code.

               (e) Parent Pension Plans. Parent does not now, nor has it ever, maintained, established, sponsored, participated in, or contributed to, any Parent Pension Plan which is subject to Title IV of ERISA or Section 412 of the Code.

               (f) Parent Multiemployer Plans. At no time has Parent contributed to or been requested to contribute to any Parent Multiemployer Plan.

               (g) No Post-Employment Obligations. No Parent Employee Plan provides, or has any liability to provide, retiree life insurance, retiree health or other retiree employee welfare benefits to any person for any reason, except as may be required by COBRA or other applicable statute, and Parent has never represented, promised or contracted (whether in oral or written form) to any Parent Employee (either individually or to Parent Employees as a group) or any other person that such Parent Employee(s) or other person would be provided with retiree life insurance, retiree health or other retiree employee welfare benefit, except to the extent required by statute.

               (h) Health Care Continuation Obligations. Neither Parent nor any Affiliate has, prior to the Effective Time, and in any material respect, violated any of the health care continuation requirements of COBRA, the requirements of FMLA or any similar provisions of state law applicable to its Employees.

               (i)    Effect of Transaction

                      (i) The execution of this Agreement and the consummation of the transactions contemplated hereby will not (either alone or upon the occurrence of any additional or subsequent events) constitute an event under any Parent Employee Plan, Parent Employee Agreement, trust or loan that will or may result in any payment (whether of severance pay or otherwise), acceleration, forgiveness of indebtedness, vesting, distribution, increase in benefits or obligation to fund benefits with respect to any Parent Employee.

                     (ii) No payment or benefit which will or may be made by Parent or its Affiliates with respect to any Parent Employee as a result of the transactions contemplated by this Agreement will be characterized as an "excess parachute payment," within the meaning of Section 280G(b)(1) of the Code.

               (j) Employment Matters. To Parent's knowledge, Parent (i) is in compliance in all material respects with all applicable foreign, federal, state and local laws, rules and regulations respecting employment, employment practices, terms and conditions of employment and wages and hours, in each case, with respect to Parent Employees; (ii) has withheld all amounts required by law or by agreement to be withheld from the wages, salaries and other payments to Parent Employees; (iii) is not liable for any arrears of wages or any taxes or any penalty for failure to comply with any of the foregoing; and (iv) is not liable for any material payment to any trust or other fund or to any governmental or administrative authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for Employees (other than routine payments to be made in the normal course of business and consistent with past practice). There are no pending, threatened or reasonably anticipated claims or actions against Parent under any worker's compensation policy or long-term disability policy. To Parent's knowledge, no Parent Employee has violated any employment contract, nondisclosure agreement or noncompetition agreement by which such employee is bound due to such employee being employed by Parent and disclosing to Parent or using trade secrets or proprietary information of any other person or entity.

               (k) Parent International Employee Plan. Each Parent International Employee Plan has been established, maintained and administered in material compliance with its terms and conditions and with the requirements prescribed by any and all statutory or regulatory laws that are applicable to such Parent International Employee Plan. Furthermore, no Parent International Employee Plan has unfunded liabilities, that as of the Effective Time, will not be offset by insurance or fully accrued. Except as required by law, no condition exists that would prevent Parent from terminating or amending any Parent International Employee Plan at any time for any reason.

        3.13 Absence of Liens and Encumbrances. Parent and each of its subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its material tangible properties and assets, real, personal and mixed, used in its business, free and clear of any liens or encumbrances except as reflected in the Parent Financials and except for liens for taxes not yet due and payable and such imperfections of title and encumbrances, if any, which would not be material to Parent.

        3.14 Environmental Matters.

               (a) Hazardous Material. To the knowledge of Parent, except as reasonably would not be likely to result in a material liability to Parent, no underground storage tanks and no amount of any Hazardous Material, but excluding office and janitorial supplies, are present, as a result of the actions of Parent or any of its subsidiaries or any affiliate of Parent, or, to Parent's knowledge, as a result of any actions of any third party or otherwise, in, on or under any property, including the land and the improvements, ground water and surface water thereof, that Parent or any of its subsidiaries has at any time owned, operated, occupied or leased.

               (b) Hazardous Materials Activities. Except as reasonably would not be likely to result in a material liability to Parent, neither Parent nor any of its subsidiaries has transported, stored, used, manufactured, disposed of, released or exposed its employees or others to Hazardous Materials in violation of any law in effect on or before the Closing Date, nor has Parent or any of its subsidiaries engaged in any Hazardous Materials Activities in violation of any rule, regulation, treaty or statute promulgated by any Governmental Entity in effect prior to or as of the date hereof to prohibit, regulate or control Hazardous Materials or any Hazardous Material Activity.

               (c) Permits. Parent and its subsidiaries currently hold all environmental approvals, permits, licenses, clearances and consents (the "PARENT ENVIRONMENTAL PERMITS") necessary for the conduct of Parent's and its subsidiaries' Hazardous Material Activities and other businesses of Parent and its subsidiaries as such activities and businesses are currently being conducted. To the knowledge of Parent, there are no facts or circumstances indicating that any Parent Environment Permit will or may be revoked, suspended, canceled or not renewed. All appropriate action in connection with the renewal or extension of any Parent Environmental Permit has been taken.

               (d) Environmental Liabilities. No material action, proceeding, revocation proceeding, amendment procedure, writ, injunction or claim is pending, or to Parent's knowledge, threatened concerning any Parent Environmental Permit, Hazardous Material or any Hazardous Materials Activity of Parent or any of its subsidiaries. Parent is not aware of any fact or circumstance which could involve Parent or any of its subsidiaries in any material environmental litigation or impose upon Parent any material environmental liability. Parent and its subsidiaries have not received notice, nor to the Parent's knowledge is there a threatened notice, that Parent or its subsidiaries are responsible, or potentially responsible, for the investigation, remediation, clean-up, or similar action at property presently or formerly used by Parent or any of its subsidiaries for recycling, disposal, or handling of waste.

        3.15 Labor Matters. No work stoppage or labor strike against Parent is pending, threatened or reasonably anticipated. Parent does not have knowledge of any activities or proceedings of any labor union to organize any Employees. There are no actions, suits, claims, labor disputes or grievances pending, or, to the knowledge of Parent, threatened or reasonably anticipated relating to any labor, safety or discrimination matters involving any Employee, including, without limitation, charges of unfair labor practices or discrimination complaints, which, if adversely determined, would, individually or in the aggregate, result in any material liability to Parent. Neither Parent nor any of its subsidiaries has engaged in any unfair labor practices within the meaning of the National Labor Relations Act. Parent is not presently, nor has it been in the past, a party to, or bound by, any collective bargaining agreement or union contract with respect to Parent Employees and no collective bargaining agreement is being negotiated by Parent. Parent and its subsidiaries are and have been in compliance in all material respects with all applicable laws regarding employment practices, terms and conditions of employment, and wages and hours (including, without limitation, WARN or any similar state or local law).

        3.16 Agreements, Contracts and Commitments. Except as set forth in
Section 3.16 and Section 3.2(b) of the Parent Schedules, neither Parent nor any of its subsidiaries is a party to or is bound by:

               (a) any employment or consulting agreement, contract or commitment with any officer or director level employee or member of Parent's Board of Directors, other than those that are terminable by Parent or any of its subsidiaries on no more than thirty days notice without liability or financial obligation;

               (b) any agreement or plan, including, without limitation, any stock option plan, stock appreciation right plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the transactions contemplated by this Agreement or the value of any of the benefits of which will be calculated on the basis of any of the transactions contemplated by this Agreement;

               (c) any agreement of indemnification or guaranty not entered into in the ordinary course of business other than indemnification agreements between Parent or any of its subsidiaries and any of its officers or directors;

               (d) any agreement, contract or commitment containing any covenant limiting the freedom of Parent or any of its subsidiaries to engage in any line of business or compete with any person or granting any exclusive distribution rights;

               (e) any agreement, contract or commitment currently in force relating to the disposition or acquisition of assets not in the ordinary course of business or any ownership interest in any corporation, partnership, joint venture or other business enterprise; or

               (f) any material joint marketing or development agreement.

        Neither Parent nor any of its subsidiaries, nor to Parent's knowledge any other party to a Parent Contract (as defined below), has breached, violated or defaulted under, or received notice that it has breached violated or defaulted under, any of the material terms or conditions of any of the agreements, contracts or commitments to which Parent or any of its subsidiaries is a party or by which it is bound of the type described in clauses (a) through
(f) above (any such agreement, contract or commitment, a "PARENT CONTRACT") in such a manner as would permit any other party to cancel or terminate any such Parent Contract, or would permit any other party to seek damages, which would be reasonably likely to be material to Parent.

        3.17 Pooling of Interests. Parent has provided to Pricewaterhouse-Coopers LLP, its independent accountants, all of the information that has been requested by such firm in connection with such firm's analysis of the availability of pooling-of-interest accounting for the Merger and, having conferred with such firm, nothing has come to Parent's knowledge that has led it to believe that neither Parent nor any of its directors, officers, affiliates or stockholders has taken any action which would preclude Parent's ability to account for the Merger as a pooling of interests.

        3.18 Change of Control Payments. There is no plan or agreement pursuant to which any amounts may become payable (whether currently or in the future) to current or former officers or directors of Parent as a result of or in connection with the Merger.

        3.19 Registration Statement; Proxy Statement/Prospectus. The information to be supplied by Parent for inclusion in the Registration Statement shall not at the time the Registration Statement is filed with the SEC and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading. The information to be supplied by Parent for inclusion in the Proxy Statement shall not, on the date the Proxy Statement is first mailed to Parent's shareholders and the Company's stockholders, at the time of the Parent Shareholders' Meeting or the Company Stockholders' Meeting and at the Effective Time, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not false or misleading; or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Parent Shareholders' Meeting or the Company Stockholders' Meeting which has become false or misleading. The Proxy Statement will comply as to form in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder. If at any time prior to the Effective Time, any event relating to Parent or any of its affiliates, officers or directors should be discovered by Parent which should be set forth in an amendment to the Registration Statement or a supplement to the Proxy Statement, Parent shall promptly inform the Company. Notwithstanding the foregoing, Parent makes no representation or warranty with respect to any information supplied by the Company which is contained in any of the foregoing documents.

        3.20 Board Approval. The Board of Directors of Parent has, as of the date of this Agreement, determined (i) that the Merger is fair to, and in the best interests of Parent and its shareholders, and (ii) to recommend that the shareholders of Parent approve the issuance of shares of Parent Common Stock by virtue of the Merger.

        3.21 Fairness Opinion. Parent has received a written opinion from PaineWebber Incorporated, dated as of the date hereof, to the effect that as of the date hereof, the Exchange Ratio is fair to Parent from a financial point of view and has delivered to the Company a copy of such opinion.


                                   ARTICLE IV
                       CONDUCT PRIOR TO THE EFFECTIVE TIME

        4.1 Conduct of Business. During the period from the date of this Agreement and continuing until the earlier of the termination of this Agreement pursuant to its terms or the Effective Time, the Company (which for the purposes of this Article 4 shall include the Company and each of its subsidiaries) and Parent (which for the purposes of this Article 4 shall include Parent and each of its subsidiaries) agree, except (i) in the case of the Company as provided in
Article 4 of the Company Schedules and in the case of Parent as provided in
Article 4 of the Parent Schedules, or (ii) to the extent that the other of them shall otherwise consent in writing, to carry on its business diligently and in accordance with good commercial practice and to carry on its business in the usual, regular and ordinary course, in substantially the same manner as heretofore conducted and in compliance with all applicable laws and regulations, to pay its debts and taxes when due subject to good faith disputes over such debts or taxes, to pay or perform other material obligations when due, and use its commercially reasonable efforts consistent with past practices and policies to preserve intact its present business organization, keep available the services of its present officers and employees and preserve its relationships with customers, suppliers, distributors, licensors, licensees, and others with which it has business dealings. In addition, each of the Company and Parent will promptly notify the other of any material event involving its business or operations. No information or knowledge obtained in any investigation will affect or be deemed to modify any representation or warranty contained herein or the conditions to the obligations of the parties to consummate the Merger.

        In addition, except as permitted by the terms of this Agreement, and except in the case of the Company as provided in Article 4 of the Company Schedules and in the case of Parent as provided in Article 4 of the Parent Schedules, without the prior written consent of the other, neither the Company nor Parent shall do any of the following, and neither the Company nor Parent shall permit its subsidiaries to do any of the following, nor take, or cause or permit to be taken, any other action that would be reasonably likely to have the effect of causing any of its respective representatives or warranties contained in this Agreement to become untrue if such representation or warranty were deemed made at the time such action is taken:

               (a) Waive any stock repurchase rights, accelerate, amend or change the period of exercisability of options or restricted stock, or reprice options granted under any employee, consultant or director stock plans or authorize cash payments in exchange for any options granted under any of such plans;

               (b) Grant any severance or termination pay to any officer or employee except payments in amounts consistent with policies and past practices or pursuant to written agreements outstanding, or policies existing, on the date hereof and as previously disclosed in writing to the other, or adopt any new severance plan;

               (c) Transfer or license to any person or entity or otherwise extend, amend or modify in any material respect any rights to the Company IP Rights or the Parent IP Rights, as the case may be, or enter into grants to future patent rights, other than in the ordinary course of business consistent with past practice;

               (d) Declare or pay any dividends on or make any other distributions (whether in cash, stock or property) in respect of any capital stock or split, combine or reclassify any capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for any capital stock;

               (e) Repurchase or otherwise acquire, directly or indirectly, any shares of capital stock except pursuant to rights of repurchase of any such shares under any employee, consultant or director stock plan existing on the date hereof;

               (f) Issue, deliver, sell, authorize or propose the issuance, delivery or sale of, any shares of capital stock or any securities convertible into shares of capital stock, or subscriptions, rights, warrants or options to acquire any shares of capital stock or any securities convertible into shares of capital stock, or enter into other agreements or commitments of any character obligating it to issue any such shares or convertible securities, other than (i) the issuance of shares of Company Common Stock or Parent Common Stock, as the case may be, pursuant to the exercise of stock options therefor outstanding as of the date of this Agreement, (ii) the grant of options to purchase shares of Company Common Stock or Parent Common Stock, as the case may be, to be granted at fair market value in the ordinary course of business, consistent with past practice and in accordance with stock option plans existing on the date hereof,
(iii) shares of Company Common Stock or Parent Common Stock, as the case may be, issuable upon the exercise of the options referred to in clause (ii), and (iv) shares of Company Common Stock or Parent Common Stock, as the case may be, issuable to participants in the Parent Purchase Plan or the Company Purchase Plan consistent with past practice and the terms thereof;

               (g) Cause, permit or propose any amendments to any charter document or Bylaw (or similar governing instruments of any subsidiaries);

               (h) Acquire or agree to acquire by merging or consolidating with, or by purchasing any equity interest in or a material portion of the assets of, or by any other manner, any business or any corporation, partnership interest, association or other business organization or division thereof, or otherwise acquire or agree to acquire any assets which are material, individually or in the aggregate, to the business of the Company or Parent, as the case may be, or enter into any material joint ventures, strategic partnerships or alliances;

               (i) Sell, lease, license, encumber or otherwise dispose of any properties or assets which are material, individually or in the aggregate, to the business of the Company or Parent, as the case may be, except in the ordinary course of business consistent with past practice;

               (j) Incur any indebtedness for borrowed money (other than ordinary course trade payables or pursuant to existing credit facilities in the ordinary course of business) or guarantee any such indebtedness or issue or sell any debt securities or warrants or rights to acquire debt securities of the Company or Parent, as the case may be, or guarantee any debt securities of others;

               (k) Adopt or amend any employee benefit or employee stock purchase or employee option plan, or enter into any employment contract, pay any special bonus or special remuneration to any director or employee, or increase the salaries or wage rates of its officers or employees other than in the ordinary course of business, consistent with past practice, or change in any material respect any management policies or procedures;

               (l) Pay, discharge or satisfy any claim, liability or obligation (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business;

               (m) Make any grant of exclusive rights to any third party;

               (n) Take any action that would be reasonably likely to interfere with Parent's ability to account for the Merger as a pooling of interests; or

               (o) Agree in writing or otherwise to take any of the actions described in Article 4 (a) through (n) above.

                                    ARTICLE V
                              ADDITIONAL AGREEMENTS

        5.1 Proxy Statement/Prospectus; Registration Statement; Other Filings; Board Recommendations.

               (a) As promptly as practicable after the execution of this Agreement, the Company and Parent will prepare, and file with the SEC, the Proxy Statement and Parent will prepare and file with the SEC the Registration Statement in which the Proxy Statement will be included. Each of the Company and Parent will respond to any comments of the SEC, will use its respective best efforts to have the Registration Statement declared effective under the Securities Act as promptly as practicable after such filing and will cause the Proxy Statement to be mailed to its respective stockholders or shareholders, as the case may be, at the earliest practicable time. As promptly as practicable after the date of this Agreement, the Company and Parent will prepare and file any other filings required under the Exchange Act, the Securities Act or any other Federal, foreign or Blue Sky laws relating to the Merger and the transactions contemplated by this Agreement (the "OTHER FILINGS"). Each of the

Company and Parent will notify the other promptly upon the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff or any other government officials for amendments or supplements to the Registration Statement, the Proxy Statement or any Other Filing or for additional information and will supply the other with copies of all correspondence between such party or any of its representatives, on the one hand, and the SEC, or its staff or any other government officials, on the other hand, with respect to the Registration Statement, the Proxy Statement, the Merger or any Other Filing. The Proxy Statement, the Registration Statement and the Other Filings will comply in all material respects with all applicable requirements of law and the rules and regulations promulgated thereunder. Whenever any event occurs which is required to be set forth in an amendment or supplement to the Proxy Statement, the Registration Statement or any Other Filing, the Company or Parent, as the case may be, will promptly inform the other of such occurrence and cooperate in filing with the SEC or its staff or any other government officials, and/or mailing to stockholders of the Company or shareholders of Parent, such amendment or supplement.

               (b) The Proxy Statement will include the recommendation of the Board of Directors of the Company in favor of adoption and approval of this Agreement and approval of the Merger (except that the Board of Directors of the Company may withdraw, modify or refrain from making such recommendation to the extent that the Board determines, in good faith, after consultation with outside legal counsel, that compliance with the Board's fiduciary duties under applicable law would require it to do so). In addition, the Proxy Statement will include the recommendations of the Board of Directors of Parent in favor of the issuance of shares of Parent Common Stock by virtue of the Merger (except that the Board of Directors of Parent may withdraw, modify or refrain from making such recommendations to the extent that the Board determines, in good faith, after consultation with outside legal counsel, that compliance with the Board's fiduciary duties under applicable law would require it to do so).

        5.2 Meetings of Stockholders and Shareholders. Promptly after the date hereof, the Company will take all action necessary in accordance with Delaware Law and its Certificate of Incorporation and Bylaws to convene the Company Stockholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon this Agreement. The Company will consult with Parent and use its best efforts to hold the Company Stockholders' Meeting on the same day as the Parent Shareholders' Meeting. Promptly after the date hereof, Parent will take all action necessary in accordance with the California General Corporation Law and its Articles of Incorporation and Bylaws to convene the Parent Shareholders' Meeting to be held as promptly as practicable, and in any event (to the extent permissible under applicable law) within 45 days after the declaration of effectiveness of the Registration Statement, for the purpose of voting upon the issuance of shares of Parent Common Stock by virtue of the Merger. Parent will consult with the Company and will use its best efforts to hold the Parent Shareholders' Meeting on the same day as the Company Stockholders' Meeting. For so long as the Board of Directors of the Company continues to make the recommendation set forth in Section 5.1(b), the Company will use its best efforts to solicit from its stockholders proxies in favor of the adoption and approval of this Agreement and the approval of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of the National Association of Securities Dealers, Inc. or Delaware Law to obtain such approvals; provided, however, that if the Board of Directors of the Company withdraws such recommendation in accordance with Section 5.4(b)(ii) of this Agreement, it shall nevertheless, without recommendation, submit this Agreement and the Merger to the Company's stockholders for approval and adoption at the Company Stockholder Meeting unless otherwise excused from doing so upon termination of this Agreement in accordance with Article VII hereof. For so long as the Board of Directors of Parent continues to make the recommendations set forth in Section 5.1(b), Parent will use its best efforts to solicit from its shareholders proxies in favor of the issuance of shares of Parent Common Stock by virtue of the Merger and will take all other action necessary or advisable to secure the vote or consent of its shareholders required by the rules of the National Association of Securities Dealers, Inc. or the California General Corporation Law to obtain such approvals.

        5.3 Confidentiality. The parties acknowledge that the Company and Parent have previously executed each other's form of Confidentiality Agreement, each dated September 20, 1998 (collectively, the "CONFIDENTIALITY AGREEMENT"), which Confidentiality Agreement will continue in full force and effect in accordance with its terms.

        5.4 No Solicitation.

               (a) Restrictions on Parent.

                      (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, Parent and its subsidiaries shall not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than the Company and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning Parent or any of its subsidiaries to, or afford any access to the properties, books or records of Parent or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than the Company and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to Parent. Parent will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. For the purposes of this Agreement, an "ACQUISITION PROPOSAL" with respect to an entity means any proposal or offer relating to (i) any merger, consolidation, sale of substantial assets or similar transactions involving the entity or any subsidiaries of the entity (other than sales of assets or inventory in the ordinary course of business or as permitted under the terms of this Agreement), (ii) sale of 15% or more of the outstanding shares of capital stock of the entity (including without limitation by way of a tender offer or an exchange offer), (iii) the acquisition by any person of beneficial ownership or a right to acquire beneficial ownership of, or the formation of any "group" (as defined under Section 13(d) of the Exchange Act and the rules and regulations thereunder) which beneficially owns, or has the right to acquire beneficial ownership of, 15% or more of the then outstanding shares of capital stock of the entity (except for acquisitions for passive investment purposes only in circumstances where the person or group qualifies for and files a Schedule 13G with respect thereto and only for so long as such person or group continues to be eligible to report its beneficial ownership of such capital stock on Schedule 13G); or (iv) any public announcement of a proposal, plan or intention to do any of the foregoing or any agreement to engage in any of the foregoing. Parent will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Parent will (i) notify the Company as promptly as practicable if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify the Company of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4(a), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, Parent and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than the Company); provided, however, that nothing herein shall prohibit Parent's Board of Directors from taking and disclosing to Parent's shareholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

                     (ii) Notwithstanding the provisions of paragraph (a)(i) above, prior to the Effective Time, Parent may, to the extent the Board of Directors of Parent determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (a)(iii), below, furnish information to any person, entity or group after such person, entity or group has delivered to Parent in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of Parent in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable than the Merger to the stockholders of Parent (a "PARENT SUPERIOR PROPOSAL"). In addition, notwithstanding the provisions of paragraph (a)(i) above, in connection with a possible Acquisition Proposal, Parent may refer any third party to this Section 5.4(a) or make a copy of this
Section 5.4(a) available to a third party. In the event Parent receives a Parent Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of Parent from recommending such Parent Superior Proposal to Parent's shareholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of Parent may withdraw, modify or refrain from making its recommendations set forth in Section 5.1(b), and, to the extent it does so, Parent may refrain from soliciting proxies and taking such other action necessary to secure the vote of its shareholders as may be required by Section 5.2; provided, however, that Parent shall not recommend to its shareholders a Parent Superior Proposal for a period of not less than 48 hours after the Company's receipt of a copy of such Parent Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing).

                    (iii) Notwithstanding anything to the contrary herein, Parent will not provide any non-public information to a third party unless: (x) Parent provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information is the same information previously delivered to the Company.

                     (iv) Notwithstanding the foregoing provisions of this
Section 5.4(a), Parent shall be permitted to undertake the transaction involving its Microheart, Inc. subsidiary described in

Article IV of the Parent Schedules and such transaction shall not be considered an "Acquisition Proposal" for purposes of this Agreement.

               (b) Restrictions on the Company.

                     (i) From and after the date of this Agreement until the earlier of the Effective Time or termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, (i) solicit or knowingly encourage submission of, any proposals or offers by any person, entity or group (other than Parent and its affiliates, agents and representatives), or (ii) participate in any discussions or negotiations with, or disclose any non-public information concerning the Company or any of its subsidiaries to, or afford any access to the properties, books or records of the Company or any of its subsidiaries to, or otherwise assist or facilitate, or enter into any agreement or understanding with, any person, entity or group (other than Parent and its affiliates, agents and representatives), in connection with any Acquisition Proposal with respect to the Company. The Company will immediately cease any and all existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. The Company will (i) notify Parent as promptly as practicable if any inquiry or proposal is made or any information or access is requested in connection with an Acquisition Proposal or potential Acquisition Proposal and (ii) as promptly as practicable notify Parent of the significant terms and conditions of any such Acquisition Proposal. In addition, subject to the other provisions of this Section 5.4(b), from and after the date of this Agreement until the earlier of the Effective Time and termination of this Agreement pursuant to its terms, the Company and its subsidiaries will not, and will instruct their respective directors, officers, employees, representatives, investment bankers, agents and affiliates not to, directly or indirectly, make or authorize any public statement, recommendation or solicitation in support of any Acquisition Proposal made by any person, entity or group (other than Parent); provided, however, that nothing herein shall prohibit the Company's Board of Directors from taking and disclosing to the Company's stockholders a position with respect to a tender offer pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act.

                    (ii) Notwithstanding the provisions of paragraph (b)(i) above, prior to the Effective Time, the Company may, to the extent the Board of Directors of the Company determines, in good faith, after consultation with outside legal counsel, that the Board's fiduciary duties under applicable law require it to do so, participate in discussions or negotiations with, and, subject to the requirements of paragraph (b)(iii), below, furnish information to any person, entity or group after such person, entity or group has delivered to the Company in writing, an unsolicited bona fide Acquisition Proposal which the Board of Directors of the Company in its good faith reasonable judgment determines, after consultation with its independent financial advisors, would result in a transaction more favorable than the Merger to the stockholders of the Company (a "COMPANY SUPERIOR PROPOSAL"). In addition, notwithstanding the provisions of paragraph (b)(i) above, in connection with a possible Acquisition Proposal, the Company may refer any third party to this Section 5.4(b) or make a copy of this Section 5.4(b) available to a third party. In the event the Company receives a the Company Superior Proposal, nothing contained in this Agreement (but subject to the terms hereof) will prevent the Board of Directors of the Company from recommending such the Company Superior Proposal to its stockholders, if the Board determines, in good faith, after consultation with outside legal counsel, that such action is required by its fiduciary duties under applicable law; in such case, the Board of Directors of the Company may withdraw, modify or refrain from making its recommendation set forth in Section 5.1(b), and, to the extent it does so, the Company may refrain from soliciting proxies and taking such other action necessary to secure the vote of its stockholders as may be required by Section 5.2; provided, however, that the Company shall not recommend to its stockholders a the Company Superior Proposal for a period of not less than 48 hours after Parent's receipt of a copy of such the Company Superior Proposal (or a description of the significant terms and conditions thereof, if not in writing); and provided further, that nothing contained in this Section shall limit the Company's obligation to hold and convene the Company Stockholders' Meeting (regardless of whether the recommendation of the Board of Directors of the Company shall have been withdrawn, modified or not yet made).

                   (iii) Notwithstanding anything to the contrary in paragraph
(b), the Company will not provide any non-public information to a third party unless: (x) the Company provides such non-public information pursuant to a nondisclosure agreement with terms regarding the protection of confidential information at least as restrictive as such terms in the Confidentiality Agreement; and (y) such non-public information is the same information previously delivered to Parent.

        5.5 Public Disclosure. Parent and the Company will consult with each other before issuing any press release or otherwise making any public statement with respect to the Merger, this Agreement or an Acquisition Proposal and will not issue any such press release or make any such public statement prior to such consultation, except as may be required by law or any listing agreement with a national securities exchange or Nasdaq.

        5.6 Legal Requirements. Each of Parent, Merger Sub and the Company will use its respective reasonable commercial efforts to take all actions necessary or desirable to comply promptly with all legal requirements which may be imposed on them with respect to the consummation of the transactions contemplated by this Agreement (including furnishing all information required in connection with approvals by or filings with any Governmental Entity, and prompt resolution of any litigation prompted hereby) and will promptly cooperate with and furnish information to any party hereto necessary in connection with any such filings with or investigations by any Governmental Entity, and any other such requirements imposed upon any of them or their respective subsidiaries in connection with the consummation of the transactions contemplated by this Agreement. Parent will use its commercially reasonable efforts to take such steps as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable to the issuance of Parent Common Stock pursuant hereto. The Company will use its commercially reasonable efforts to assist Parent as may be necessary to comply with the securities and blue sky laws of all jurisdictions which are applicable in connection with the issuance of Parent Common Stock pursuant hereto.

        5.7 Third Party Consents. As soon as practicable following the date hereof, Parent and the Company will each use its commercially reasonable efforts to obtain all material consents, waivers and approvals under any of its or its subsidiaries' agreements, contracts, licenses or leases required to be obtained in connection with the consummation of the transactions contemplated hereby.

        5.8 FIRPTA. At or prior to the Closing, the Company, if requested by Parent, shall deliver to the IRS a notice that the Company Common Stock is not a "U.S. Real Property Interest" as defined and in accordance with the requirements of Treasury Regulation Section 1.897-2(h)(2).

        5.9 Notification of Certain Matters. Parent and Merger Sub will give prompt notice to the Company, and the Company will give prompt notice to Parent, of the occurrence, or failure to occur, of any event, which occurrence or failure to occur would be reasonably likely to cause (a) any representation or warranty contained in this Agreement and made by it to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Effective Time such that the conditions set forth in Section 6.2(a) or 6.3(a), as the case may be, would not be satisfied as a result thereof or (b) any material failure of Parent and Merger Sub or the Company, as the case may be, or of any officer, director, employee or agent thereof, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it under this Agreement. Notwithstanding the above, the delivery of any notice pursuant to this section will not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

        5.10 Best Efforts and Further Assurances. Subject to the respective rights and obligations of Parent and the Company under this Agreement, each of the parties to this Agreement will use its best efforts to effectuate the Merger and the other transactions contemplated hereby and to fulfill and cause to be fulfilled the conditions to closing under this Agreement; provided that neither Parent nor the Company nor any subsidiary or affiliate thereof will be required to agree to any divestiture by itself or any of its affiliates of shares of capital stock or of any business, assets or property, or the imposition of any material limitation on the ability of any of them to conduct their businesses or to own or exercise control of such assets, properties and stock. Subject to the foregoing, each party hereto, at the reasonable request of another party hereto, will execute and deliver such other instruments and do and perform such other acts and things as may be necessary or desirable for effecting completely the consummation of the transactions contemplated hereby.

        5.11 Stock Options and Employee Benefits.

               (a) At the Effective Time, each outstanding Company Stock Option under the Company Stock Option Plans, whether or not exercisable, will be assumed by Parent. Each Company Stock Option so assumed by Parent under this Agreement will continue to have, and be subject to, the same terms and conditions set forth in the applicable the Company Stock Option Plan immediately prior to the Effective Time (including, without limitation, any repurchase rights), except that (i) each Company Stock Option will be exercisable (or will become exercisable in accordance with its terms) for that number of whole shares of Parent Common Stock equal to the product of the number of shares of Company Common Stock that were issuable upon exercise of such the Company Stock Option immediately prior to the Effective Time multiplied by the Exchange Ratio, rounded down to the nearest whole number of shares of Parent Common Stock, and
(ii) the per share exercise price for the shares of Parent Common Stock issuable upon exercise of such assumed Company Stock Option will be equal to the quotient determined by dividing the exercise price per share of the Company Common Stock at which such the Company Stock Option was exercisable immediately prior to the

Effective Time by the Exchange Ratio, rounded up to the nearest whole cent. After the Effective Time, Parent will issue to each holder of an outstanding Company Stock Option a notice describing the foregoing assumption of such the Company Stock Option by Parent.

               (b) It is intended that the Company Stock Options assumed by Parent shall qualify following the Effective Time as incentive stock options as defined in Section 422 of the Code to the extent the Company Stock Options qualified as incentive stock options immediately prior to the Effective Time.

               (c) Parent has reserved sufficient shares of Parent Common Stock for issuance under Section 5.11(a) and under Section 1.6(c) hereof.

               (d) At the Effective Time, each outstanding purchase right under the Company Purchase Plan shall be deemed to constitute a purchase right to acquire, on the same terms and conditions as were applicable under the Company Purchase Plan immediately prior to the Effective Time, shares of Parent Common Stock appropriately adjusted for the Exchange Ratio.

        5.12 Form S-8. Parent agrees to file a registration statement on Form S-8 for the shares of Parent Common Stock issuable with respect to assumed Company Stock Options as soon as is reasonably practicable after the Effective Time.

        5.13 Indemnification and Insurance.

               (a) The Bylaws of the Surviving Corporation will honor, and Parent will cause the Surviving Corporation to honor, the provisions with respect to indemnification set forth in the Bylaws of the Company immediately prior to the Effective Time, which provisions will not be amended, repealed or otherwise modified for a period of six (6) years after the Effective Time in any manner that would adversely affect the rights thereunder of individuals who at the Effective Time were directors, officers, employees or agents of the Company, unless such modification is required by law.

               (b) Parent will and will cause the Surviving Corporation to honor and fulfill the obligations of the Company pursuant to indemnification agreements with the Company's directors and officers existing at or before the Effective Time.

               (c) For a period of six (6) years after the Effective Time, Parent will or will cause the Surviving Corporation to maintain in effect, if available, directors' and officers' liability insurance covering those persons who are currently covered by the Company's directors' and officers' liability insurance policy (a copy of which has been made available to Parent) on terms comparable to those now applicable to directors and officers of the Company; provided, however, that in no event will Parent or the Surviving Corporation be required to expend in excess of 125% of the annual premium currently paid by the Company for such coverage; and provided further, that if the premium for such coverage exceeds such amount, Parent or the Surviving Corporation will purchase a policy with the greatest coverage available for such 125% of the annual premium.

        5.14 Nasdaq Listing. Parent agrees to authorize for listing on Nasdaq the shares of Parent Common Stock issuable, and those required to be reserved for issuance, in connection with the Merger, upon official notice of issuance.

        5.15 Parent Affiliate Agreement. Set forth on the Parent Schedules is a list of those persons who may be deemed to be, in Parent's reasonable judgment, affiliates of Parent within the meaning of Rule 145 promulgated under the Securities Act (each a "PARENT AFFILIATE"). Parent will provide the Company with such information and documents as the Company reasonably requests for purposes of reviewing such list. Parent will use its best efforts to deliver or cause to be delivered to the Company, as promptly as practicable on or following the date hereof, from each Parent Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit D, each of which will be in full force and effect as of the Effective Time.

        5.16 Company Affiliate Agreement. Set forth on the Company Schedules is a list of those persons who may be deemed to be, in the Company's reasonable judgment, affiliates of the Company within the meaning of Rule 145 promulgated under the Securities Act (each a "COMPANY AFFILIATE"). The Company will provide Parent with such information and documents as Parent reasonably requests for purposes of reviewing such list. The Company will use its best efforts to deliver or cause to be delivered to Parent, as promptly as practicable on or following the date hereof, from each the Company Affiliate an executed affiliate agreement in substantially the form attached hereto as Exhibit E (the "COMPANY AFFILIATE AGREEMENT"), each of which will be in full force and effect as of the Effective Time. Parent will be entitled to place appropriate legends on the certificates evidencing any Parent Common Stock to be received by a Company Affiliate pursuant to the terms of this Agreement, and to issue appropriate stop transfer instructions to the transfer agent for the Parent Common Stock, consistent with the terms of the Company Affiliate Agreement.

        5.17 Board of Directors and Certain Officers of the Combined Company.

               (a) The Board of Directors of Parent will take all actions necessary to cause the Board of Directors of Parent and the Surviving Corporation, immediately after the Effective Time, to consist of the seven (7) persons named in Section 1.5 hereof, four (4) of whom were directors of Parent immediately prior to the Effective Time, and three (3) of whom were directors of the Company prior to the Effective Time (the "COMPANY DESIGNEES"). If, prior to the Effective Time, any of the Company Designees or the Parent's designees shall decline or be unable to serve as a director of Parent or the Surviving Corporation, the Company (if such person was designated by the Company) or Parent (if such person was designated by Parent) shall designate another person to serve in such person's stead, which person shall be reasonably acceptable to the other party.

               (b) The Board of Directors of Parent will take all actions necessary to cause the officers of Parent and the Surviving Corporation, immediately after the Effective Time, to include the persons named in Section
1.5 hereof.

                                   ARTICLE VI

                            CONDITIONS TO THE MERGER

        6.1 Conditions to Obligations of Each Party to Effect the Merger. The respective obligations of each party to this Agreement to effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of the following conditions:

               (a) Stockholder and Shareholder Approval. This Agreement shall have been approved and adopted, and the Merger shall have been duly approved, by the requisite vote under applicable law, by the stockholders of the Company; and the issuance of shares of Parent Common Stock by virtue of the Merger shall have been duly approved by the requisite vote under applicable law and the rules of the National Association of Securities Dealers, Inc. by the shareholders of Parent.

               (b) Registration Statement Effective; Proxy Statement. The SEC shall have declared the Registration Statement effective. No stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose, and no similar proceeding in respect of the Proxy Statement, shall have been initiated or threatened in writing by the SEC.

               (c) No Order. No Governmental Entity shall have enacted, issued, promulgated, enforced or entered any statute, rule, regulation, executive order, decree, injunction or other order (whether temporary, preliminary or permanent) which is in effect and which has the effect of making the Merger illegal or otherwise prohibiting consummation of the Merger.

               (d) Tax Opinions. Parent and the Company shall each have received written opinions from their respective counsel, Wilson Sonsini Goodrich & Rosati, Professional Corporation, and Heller Ehrman White & McAuliffe, to the effect that the Merger will constitute a reorganization within the meaning of
Section 368(a) of the Code. The parties to this Agreement agree to make reasonable representations as requested by such counsel for the purpose of rendering such opinions.

               (e) Nasdaq Listing. The shares of Parent Common Stock issuable to stockholders of the Company pursuant to this Agreement and such other shares required to be reserved for issuance in connection with the Merger shall have been authorized for listing on Nasdaq upon official notice of issuance.

               (f) Opinion of Accountants. Each of Parent and the Company shall have received a letter from PricewaterhouseCoopers LLP, dated within two (2) business days prior to the Effective Time, as follows:

                     (i) A letter from PricewaterhouseCoopers LLP, independent accountants for the Company, and addressed to the Company, reasonably satisfactory in form and substance to Parent and PricewaterhouseCoopers LLP, independent accountants for the Parent, to the effect that, after reasonable investigation, the independent accountants for the Company are not aware of any fact concerning the Merger or any of the stockholders or affiliates of the Company that could preclude Parent from accounting for the Merger as a "pooling of interests" in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

                    (ii) A letter from PricewaterhouseCoopers LLP, independent accountants for the Parent, and addressed to the Parent, reasonably satisfactory in form and substance to Parent, to the effect that, after reasonable investigation, the independent accountants for Parent are not aware of any fact concerning Parent or any of its shareholders or affiliates that could preclude Parent from accounting for the Merger as a "pooling of interests" and that PricewaterhouseCoopers LLP concurs with Parent management's conclusion that the Merger may be accounted for as a "pooling of interests", in each case in accordance with generally accepted accounting principles, Accounting Principles Board Opinion No. 16 and all published rules, regulations and policies of the SEC.

        6.2 Additional Conditions to Obligations of the Company. The obligation of the Company to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by the Company:

               (a) Representations and Warranties. The representations and warranties of Parent and Merger Sub contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of Parent and Merger Sub contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 3.2, 3.3 and 3.21) where the failure to be so true and correct would not have a Material Adverse Effect on Parent. The Company shall have received a certificate with respect to the foregoing signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

               (b) Agreements and Covenants. Parent and Merger Sub shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by them on or prior to the Effective Time, and the Company shall have received a certificate to such effect signed on behalf of Parent by the Chief Executive Officer and the Chief Financial Officer of Parent.

               (c) Material Adverse Effect. No Material Adverse Effect with respect to Parent shall have occurred since the date of this Agreement.

        6.3 Additional Conditions to the Obligations of Parent and Merger Sub. The obligations of Parent and Merger Sub to consummate and effect the Merger shall be subject to the satisfaction at or prior to the Effective Time of each of the following conditions, any of which may be waived, in writing, exclusively by Parent:

               (a) Representations and Warranties. The representations and warranties of the Company contained in this Agreement shall have been true and correct in all material respects as of the date of this Agreement. In addition, the representations and warranties of the Company contained in this Agreement shall be true and correct in all material respects on and as of the Effective Time except for changes contemplated by this Agreement and except for those representations and warranties which address matters only as of a particular date (which shall remain true and correct as of such particular date), with the same force and effect as if made on and as of the Effective Time, except in such cases (other than the representations in Sections 2.2, 2.3 and 2.21) where the failure to be so true and correct would not have a Material Adverse Effect on the Company. Parent shall have received a certificate with respect to the foregoing signed on behalf of the Company by the President and Chief Executive Officer and the Chief Financial Officer of the Company.

               (b) Agreements and Covenants. The Company shall have performed or complied in all material respects with all agreements and covenants required by this Agreement to be performed or complied with by it on or prior to the Effective Time, and the Parent shall have received a certificate to such effect signed on behalf of the Company by the President and Chief Executive Officer and the Chief Financial Officer of the Company.

               (c) Material Adverse Effect. No Material Adverse Effect with respect to the Company shall have occurred since the date of this Agreement.


                                   ARTICLE VII
                        TERMINATION, AMENDMENT AND WAIVER

        7.1 Termination. This Agreement may be terminated at any time prior to the Effective Time of the Merger, whether before or after approval of the Merger by the stockholders of the Company or the approval of the issuance of Parent Common Stock in connection with the Merger by the shareholders of Parent:

               (a) by mutual written consent duly authorized by the Boards of Directors of Parent and the Company;

               (b) by either the Company or Parent if the Merger shall not have been consummated by February 28, 1999; provided, however, that the right to terminate this Agreement under this Section 7.1(b) shall not be available to any party whose action or failure to act has been a principal cause of or resulted in the failure of the Merger to occur on or before such date and such action or failure to act constitutes a breach of this Agreement;

               (c) by either the Company or Parent if a Governmental Entity shall have issued an order, decree or ruling or taken any other action (an "ORDER"), in any case having the effect of permanently restraining, enjoining or otherwise prohibiting the Merger, which order, decree or ruling is final and nonappealable;

               (d) by either the Company or Parent if the required approvals of the stockholders of the Company or the shareholders of Parent contemplated by this Agreement shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders or shareholders, as the case may be, duly convened therefor or at any adjournment thereof (provided that the right to terminate this Agreement under this Section 7.1(d) shall not be available to any party where the failure to obtain shareholder or stockholder approval of such party shall have been caused by the action or failure to act of such party in breach of this Agreement);

               (e) by Parent, if the Board of Directors of the Company recommends a Company Superior Proposal to the stockholders of the Company, or if the Board of Directors of the Company shall have withheld, withdrawn or modified in a manner adverse to Parent its recommendation in favor of adoption and approval of this Agreement and approval of the Merger;

               (f) by the Company, if the Board of Directors of Parent recommends a Parent Superior Proposal to the shareholders of Parent, or if the Board of Directors of Parent shall have withheld, withdrawn or modified in a manner adverse to the Company its recommendation in favor of approving the issuance of the shares of Parent Common Stock by virtue of the Merger;

               (g) by the Company, upon a breach of any representation, warranty, covenant or agreement on the part of Parent set forth in this Agreement, or if any representation or warranty of Parent shall have become untrue, in either case such that the conditions set forth in Section 6.2(a) or
Section 6.2(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in Parent's representations and warranties or breach by Parent is curable prior to February 28, 1999 by Parent through the exercise of its commercially reasonable efforts, then the Company may not terminate this Agreement under this Section 7.1(g) provided Parent continues to exercise such commercially reasonable efforts to cure such breach; or

               (h) by Parent, upon a breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, or if any representation or warranty of the Company shall have become untrue, in either case such that the conditions set forth in Section 6.3(a) or Section 6.3(b) would not be satisfied as of the time of such breach or as of the time such representation or warranty shall have become untrue, provided that if such inaccuracy in the Company's representations and warranties or breach by the Company is curable prior to February 28, 1999 by the Company through the exercise of its commercially reasonable efforts, then Parent may not terminate this Agreement under this Section 7.1(h) provided the Company continues to exercise such commercially reasonable efforts to cure such breach.

        7.2 Notice of Termination; Effect of Termination 7.2 Notice of Termination; Effect of Termination. Any termination of this Agreement under
Section 7.1 above will be effective immediately upon the delivery of written notice of the terminating party to the other parties hereto. In the event of the termination of this Agreement as provided in Section 7.1, this Agreement shall be of no further force or effect, except (i) as set forth in this Section 7.2,
Section 7.3 and Article 8 (miscellaneous), each of which shall survive the termination of this Agreement, and (ii) nothing herein shall relieve any party from liability for any breach of this Agreement. No termination of this Agreement shall affect the obligations of the parties contained in the Confidentiality Agreement, all of which obligations shall survive termination of this Agreement in accordance with their terms.

        7.3 Fees and Expenses.

               (a) General. Except as set forth in this Section 7.3, all fees and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such expenses whether or not the Merger is consummated; provided, however, that Parent and the Company shall share equally all fees and expenses, other than attorneys' and accountants' fees and expenses, incurred in relation to the printing and filing of the Proxy Statement (including any preliminary materials related thereto) and the Registration Statement (including financial statements and exhibits) and any amendments or supplements thereto.

               (b) Company Payment.

                     (i) If (x) the Board of Directors of the Company shall have withheld, withdrawn or modified in a manner adverse to Parent its recommendation in favor of the adoption and approval of this Agreement and the Merger or (y) the Board of Directors of the Company recommends a Company Superior Proposal to the stockholders of the Company, the Company shall pay to Parent an amount equal to $3.0 million within one (1) business day following the first to occur of (A) termination of this Agreement pursuant to Section 7.1(e) hereof and (B) a Company Negative Vote (as defined below).

                    (ii) If no payment is required pursuant to Section 7.3(b)(i) above, and if (x) the vote of the stockholders of the Company approving and adopting this Agreement and approving the Merger shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of stockholders duly convened therefor or at any adjournment thereof (a "COMPANY NEGATIVE VOTE") and (y) this Agreement shall have been terminated by Parent pursuant to Section 7.1(d) and (z) within nine (9) months following such Company Negative Vote, the Company shall execute and deliver a definitive agreement with respect to an Acquisition Proposal or otherwise consummates an Acquisition Proposal, the Company shall pay to Parent an amount equal to $3.0 million within one (1) business day following demand therefor by Parent.

                   (iii) If no payment is required pursuant to Section 7.3(b)(i) or (ii) above, and if (x) the Company Stockholders' Meeting is not held on or prior to February 28, 1999 and (y) this Agreement shall have been terminated by Parent pursuant to Section 7.1(b) and (z) within nine (9) months following such termination, the Company shall enter into a definitive agreement with respect to an Acquisition Proposal or otherwise consummates an Acquisition Proposal, the Company shall pay to Parent an amount equal to $3.0 million within one (1) business day following demand therefor by Parent.

               (c)    Parent Payment.

                     (i) If (x) the Board of Directors of the Parent shall have withheld, withdrawn or modified in a manner adverse to the Company its recommendation in favor of the approval of the issuance of the shares of Parent Common Stock under the terms of the Merger or (y) the Board of Directors of the Parent recommends a Parent Superior Proposal to the shareholders of the Parent, the Parent shall pay to the Company an amount equal to $3.0 million within one
(1) business day following the first to occur of (A) termination of this Agreement pursuant to Section 7.1(f) hereof and (B) a Parent Negative Vote (as defined below).

                    (ii) If no payment is required pursuant to Section 7.3(c)(i) above, and if (x) the vote of the stockholders of the Parent approving the issuance of the shares of Parent Common Stock under the terms of the Merger shall not have been obtained by reason of the failure to obtain the required vote upon a vote taken at a meeting of shareholders duly convened therefor or at any adjournment thereof (a "PARENT NEGATIVE VOTE") and (y) this Agreement shall have been terminated by the Company pursuant to Section 7.1(d) and (z) within nine (9) months following such Parent Negative Vote, the Parent shall execute and deliver a definitive agreement with respect to an Acquisition Proposal or otherwise consummates an Acquisition Proposal, the Parent shall pay to the Company an amount equal to $3.0 million within one (1) business day following demand therefor by the Company.

                   (iii) If no payment is required pursuant to Section 7.3(c)(i) or (ii) above, and if (x) the Parent Shareholders' Meeting is not held on or prior to February 28, 1999 and (y) this Agreement shall have been terminated by the Company pursuant to Section 7.1(b) and (z) within nine (9) months following such termination, the Parent shall enter into a definitive agreement with respect to an Acquisition Proposal or otherwise consummates an Acquisition Proposal, the Parent shall pay to the Company an amount equal to $3.0 million within one (1) business day following demand therefor by the Company.

               (d) Not in Lieu of Damages. Payment of the fees described in
Section 7.3(b) and (c) above shall not be in lieu of damages incurred in the event of a breach of this Agreement.

        7.4 Amendment. Subject to applicable law, this Agreement may be amended by the parties hereto at any time by execution of an instrument in writing signed on behalf of each of the parties hereto.

        7.5 Extension; Waiver. At any time prior to the Effective Time any party hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto,
(ii) waive any inaccuracies in the representations and warranties made to such party contained herein or in any document delivered pursuant hereto and (iii) waive compliance with any of the agreements or conditions for the benefit of such party contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. Delay in exercising any right under this Agreement shall not constitute a waiver of such right.

                                  ARTICLE VIII
                               GENERAL PROVISIONS

        8.1 Non-Survival of Representations, Warranties and Covenants. The representations and warranties of the Company, Parent and Merger Sub contained in this Agreement shall terminate at the Effective Time, and only the covenants that by their terms survive the Effective Time shall survive the Effective Time.

        8.2 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally or by commercial delivery service, or sent via telecopy (receipt confirmed) to the parties at the following addresses or telecopy numbers (or at such other address or telecopy numbers for a party as shall be specified by like notice):

               (a)    if to Parent or Merger Sub, to:

                      Eclipse Surgical Technologies, Inc.
                      559 Weddell Avenue
                      Sunnyvale, California 94089
                      Attention: Chief Executive Officer
                      Telephone No.:  (408) 747-0120
                      Telecopy No.:   (408) 747-0635

                      with copy to:

                      Wilson Sonsini Goodrich & Rosati, P.C.
                      650 Page Mill Road
                      Palo Alto, California 94304-1050
                      Attention: Jeffrey D. Saper, Esq.
                      Telephone No.:  (650) 493-9300
                      Telecopy No.:  (650) 493-6811

               (b)    if to the Company, to:

                      Cardiogenesis Corporation
                      540 Oakmead Parkway
                      Sunnyvale, California  94086
                      Attention:  Chief Executive Officer
                      Telephone No.:  (408) 328-8500
                      Telecopy No.:  (408)328-8510

                      with a copy to:

                      Heller Ehrman White & McAuliffe
                      525 University Avenue
                      Palo Alto, CA 94301
                      Attention:  Bruce W. Jenett, Esq.
                      Telephone No.:  (650) 324-7122
                      Telecopy No.:  (650) 324-0638

        8.3 Interpretation. When a reference is made in this Agreement to Exhibits, such reference shall be to an Exhibit to this Agreement unless otherwise indicated. The words "INCLUDE," "INCLUDES" and "INCLUDING" when used herein shall be deemed in each case to be followed by the words "without limitation." The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. When reference is made herein to "THE BUSINESS OF" an entity, such reference shall be deemed to include the business of all direct and indirect subsidiaries of such entity. Reference to the subsidiaries of an entity shall be "deemed to include" all direct and indirect subsidiaries of such entity. References herein to "Sections" are references to Sections hereof unless otherwise stated herein.

        8.4 Counterparts. This Agreement may be executed in counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other party, it being understood that all parties need not sign the same counterpart.

        8.5 Entire Agreement; Third Party Beneficiaries. This Agreement and the documents and instruments and other agreements among the parties hereto as contemplated by or referred to herein, including the Company Schedules and the Parent Schedules (a) constitute the entire agreement among the parties with respect to the subject matter hereof and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, it being understood that the Confidentiality Agreement shall continue in full force and effect until the Closing and shall survive any termination of this Agreement; and (b) are not intended to confer upon any other person any rights or remedies hereunder except as otherwise provided in Section 5.13.

        8.6 Severability. In the event that any provision of this Agreement or the application thereof, becomes or is declared by a court of competent jurisdiction to be illegal, void or unenforceable, the remainder of this Agreement will continue in full force and effect and the application of such provision to other persons or circumstances will be interpreted so as reasonably to effect the intent of the parties hereto. The parties further agree to replace such void or unenforceable provision of this Agreement with a valid and enforceable provision that will achieve, to the extent possible, the economic, business and other purposes of such void or unenforceable provision.

        8.7 Other Remedies; Specific Performance. Except as otherwise provided herein, any and all remedies herein expressly conferred upon a party will be deemed cumulative with and not exclusive of any other remedy conferred hereby, or by law or equity upon such party, and the exercise by a party of any one remedy will not preclude the exercise of any other remedy. The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions hereof in any court of the United States or any state having jurisdiction, this being in addition to any other remedy to which they are entitled at law or in equity.

        8.8 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflicts of law thereof; provided that issues involving the corporate governance of any of the parties hereto shall be governed by their respective jurisdictions of incorporation. Each of the parties hereto irrevocably consents to the exclusive jurisdiction of the Delaware Chancery Court and the federal district court for the District of

Delaware, in connection with any matter based upon or arising out of this Agreement or the matters contemplated herein, agrees that process may be served upon them in any manner authorized by the laws of the State of Delaware for such persons and waives and covenants not to assert or plead any objection which they might otherwise have to such jurisdiction and such process.

        8.9 Rules of Construction. The parties hereto agree that they have been represented by counsel during the negotiation and execution of this Agreement and, therefore, waive the application of any law, regulation, holding or rule of construction providing that ambiguities in an agreement or other document will be construed against the party drafting such agreement or document.

        8.10 Assignment. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the parties. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and permitted assigns.

        8.11 Definition of "Knowledge". Wherever used in this Agreement, the term "KNOWLEDGE" shall mean the actual knowledge of: (a) in the case of the Company, its (i) President and Chief Executive Officer, (ii) Executive Vice President and Chief Financial Officer and (iii) other Executive Vice Presidents; and (b) in the case of Parent and Merger Sub, Parent's (i) Chief Executive Officer, (ii) President and Chief Operating Officer and (iii) Chief Financial Officer.




                  [Remainder of page intentionally left blank]

        IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their duly authorized respective officers as of the date first written above.



                                        ECLIPSE SURGICAL TECHNOLOGIES, INC.


                                        By: /s/ DOUGLAS MURPHY-CHUTORIAN
                                            ------------------------------------
                                            Name:  Douglas Murphy-Chutorian
                                            Title: Chief Executive Officer and
                                                   President



                                        RW ACQUISITION CORPORATION


                                        By: /s/ DOUGLAS MURPHY-CHUTORIAN
                                            ------------------------------------
                                            Name:  Douglas Murphy-Chutorian
                                            Title: Chief Executive Officer



                                        CARDIOGENESIS CORPORATION


                                        By: /s/ ALLEN W. HILL
                                            ------------------------------------
                                            Name:  Allen W. Hill
                                            Title: Chief Executive Officer and
                                                   President



               ****SIGNATURE PAGE TO REORGANIZATION AGREEMENT ****